As filed with the Securities and Exchange Commission on [•], 2019

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                        Date of Report (Date of earliest event reported): March 4, 2019

Beyond Commerce, Inc.

(Exact name of registrant as specified in its charter)

Nevada	98-0512515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite 500 Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(702) 675-8022

(Registrant’s telephone number, including area code)

         Copies of communications to:

George Pursglove
President, Chief Executive Officer
3773 Howard Hughes Parkway Suite 500
Las Vegas, Nevada 89169
Ph. (702) 675-8022

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

 Common Stock, par value $0.001 per share

Title of each class to be so registered

Securities to be registered under Section 12(b) of the Act:

None

Securities to be registered under Section 12(g) of the Act:

Common Stock $0.001 Par Value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We use the words “anticipate”, “believe”, “could”, “design,” “estimate”, “expect”, “intend”, “forecast,” “goal,” “may”, “plan”, “potential”, “predict”, “project”, “should”, “target,” “will,” “would” or the negatives or other tense of such terms and other similar expressions intended to identify forward-looking statements. Forward-looking statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under Item 1A. Risk Factors and elsewhere in this current report on Form 8-K. These forward-looking statements include, among other things, statements relating to:

•our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•our ability to keep up with rapidly changing technologies and evolving industry standards;

•our ability to source our needs for skilled employees;

•the loss of key members of our senior management; and

•uncertainties with respect to the legal and regulatory environment surrounding our technologies.

If any of these risks and uncertainties materialize, or if the assumptions underlying any of our forward-looking statements prove incorrect, then our actual results, level of activity, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if additional information becomes available in the future. Any forward-looking statement speaks only as of the date on which it is made.

Unless otherwise specified, the terms “we,” “us,” “our,” “Company,” “BYOC” and “Beyond Commerce” refer to Beyond Commerce, Inc. and its consolidated subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2017 Beyond Commerce, Inc. and Service 800, Inc. entered into a definitive business combination agreement. On March 4, 2019 the business combination between Beyond Commerce, Inc. and Service, Inc. was completed.

Upon the closing of the business combination, Jean Mork Bredeson, Founder and President of Service 800, Inc., received $2,100,000 in cash, and $2,100,000 in a three year 5.5% promissory note. The $2,100,000 promissory note is personally guaranteed by George Pursglove the CEO of Beyond Commerce, Inc. On July 18, 2018 Jean Mork Bredeson received 2,000,000 shares of Beyond Commerce’s restricted common stock. On July 18, 2018 Allen Bredeson, Vice President of Marketing and Client Relations, received 1,000,000 shares of Beyond Commerce’s restricted common stock. On July 18, 2018 Derick White, Vice President of Sales received 1,000,000 shares of Beyond Commerce’s restricted common stock, and Jeff Schwendinger, Vice President of Operations on July 18, 2018 received 1,000,000 shares of Beyond Commerce’s restricted common stock. Upon the closing of the business combination between Beyond Commerce and Service 800, Beyond Commerce received 100% of Service 800 stock, assets consisting of the company’s website, customer lists, current customer base, customer’s in the company’s pipeline and proprietary software.

On February 12, 2019, we closed the $2,000,000 financing provided by Discover Growth Fund, LLC for the business combination between Beyond Commerce, Inc. and Service 800, Inc.

Prior to the completion of the business combination, Beyond Commerce, Inc. had a total authorized capitalization consisting of 1,900,000,000, shares consisting of (i) 1,650,000,000 shares of common stock and (ii) 250,000,000 shares of preferred stock.

Item 2.01 Completion or Acquisition or Disposition of Assets

We refer to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

From and after the Closing of the business combination, our primary operations consist of the business and operations of Service 800, Inc. Therefore, we are disclosing information about Service 800’s business, financial condition, and management in this current report on Form 8-K. In this Form 8-K, references to the “combined entity” refer to Beyond Commerce and Service 800 as a combined entity.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the business combination between Beyond Commerce and Service 800 that was completed on March 4, 2019 described under Item 2.01, we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 1. Business

About Beyond Commerce

We plan to operate within two markets: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our goal is to develop proprietary software for digital transformation of clients’ existing content. We believe our planned platform, strategy, and suite of software products and services will provide secure and scalable information control solutions for global companies. We believe our planned software will assist organizations in finding, utilizing, and sharing business information between devices in ways that are intuitive, efficient and productive. We believe that our business model will ensure that information will remain secure and private, as necessitated by the current market climate.

In addition, we plan to provide solutions which facilitate the exchange of information and data transactions between supply chain participants, such as manufacturers, retailers, distributors and financial institutions. The goal is to automate potential client internal processes thereby increasing productivity and lowering costs. We plan to develop proprietary algorithms which it will embed in the planned software to enable clients to access data and gain insight into their business, through that data, leading to improved internal decision making.

We plan to offer the proposed software through traditional on-premise solutions, Software as a Service (“SaaS”), as a cloud based solution, or a combination of on-premise, SaaS or cloud based solutions.  We plan to work with our clients and their needs as to which delivery method they prefer.  We believe giving clients a choice and flexibility will help us to obtain long-term client value.

Corporate History and Background

Beyond Commerce was incorporated under the laws of the State of Nevada on, January 12, 2006 under the name “Reel Estate Services, Inc.” for the purposes of operating as a media hub for high traffic web properties, utilizing social networking and e-commerce.

On December 28, 2007, the Company entered into an agreement and plan of reorganization with its former shareholder and former sole officer and director, BOOMj.com, Inc. (“BOOMj”), and Time Lending Sub, Inc., a subsidiary of the Company (“Sub”) pursuant to which Sub merged with and into BOOMj.  As a result of the merger, the business of BOOMj became the business of the Company. BOOMj operated as a multi-faceted niche portal and social networking site targeting Baby Boomers and the Generation Jones demographics. Subsequently on January 14, 2008, the Company changed its name to “BOOMj, Inc.”

BOOMj’s operations migrated into an e-commerce platform known as i-SUPPLY, an online storefront that offered easy to use, fully customizable e-commerce services, and revenue solutions for any third-party website large or small, and hosted local ads, providing extensive reach for our proprietary advertising partner network platform. On February 23, 2009, the Company changed its name to “Beyond Commerce, Inc.” and its ticker symbol to “BYOC” in order to better reflect its business strategy.

During the third quarter of 2009 the Company formed another subsidiary, KaChing, Inc., a Nevada corporation (“KaChing”).  KaChing operated an e-commerce platform which provided a complete turn-key e-commerce solution to third-party store owners. KaChing allowed individual online store owners the ability to create, manage and earn money from product sales generated from their individual webstores. On April 22, 2010, KaChing merged out of the Company and into Duke Mining Company, Inc. to become a new public company.

As a result of the merger transaction, KaChing ceased to be a wholly-owned subsidiary, and BYOC’s interest in the outstanding capital stock of KaChing was reduced to 20.8%.  On April 17, 2013 Beyond Commerce’s ownership in KaChing was transferred back to Benjamin Mayer of the firm Mayer & Associates. During 2015, the Company wrote off its entire ownership stake in KaChing and used it as a tax loss carry-forward.

On October 9, 2009, LocalAdLink Inc., a wholly-owned subsidiary of the Company (“LocalAdLink”) sold its LocalAdLink Software (the “Software”) and all of their related assets, including the rights to the name LocalAdLink, the LocalAdLink trademark, the website domain “www.LocalAdLink.com” and a local search directory and advertising network that brings local advertising to geo-targeted consumers.  The Company continued to sell advertising services as it had prior to the inception of LocalAdLink, Inc., on a different scale and with a greater emphasis on business-to-business sales.  As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

During the second quarter 2010, the Company entered into a share exchange agreement with all of the shareholders of Adjuice, Inc. (“Adjuice”), an online media and marketing company. Pursuant to the agreement, the Company issued 5,100,000 shares of its common stock in exchange for all of the issued and outstanding stock of Adjuice.  The purchase of this transaction was to enhance the Company’s presence in the Ad Networking business. The Adjuice network distributed leads to over 350 retail clients along seven major sales verticals, all offering top payouts. Adjuice owned and managed over 120 sites, all optimized for brand recognition and conversion performance.  Adjuice had a solid infrastructure for selling its own products, targeting advertisers, publishers and their related downstream partners with Adjuice’s tailored lead generation programs. As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

On March 31, 2011, the Company acquired AIM Connection, Inc., a leading direct sales affiliate, SEO provider, social network and website generator. AIM Connection combines Internet marketing techniques and automation software, and allows all aspects of the marketing process to be controlled and managed by the client. As of December 31, 2017, the Company decided to close and remove this subsidiary from its financials going forward.

On July 28, 2011, a judgement with civil case number: 2:08-cv-00496-KJD-LRL was entered in favor of George Pursglove, the Company’s current CEO, from his counter suit against BOOMj.com, a wholly-owned subsidiary of Beyond Commerce, Inc. The judgement was in the amount of $20,775 for damages as to the claim for failure to pay wages, $3,000,000 for damages as to the conversion claim and $3,000,000 for punitive damages for a total of $6,020,775 (the “July Judgment”). The July Judgment accrues interest at a rate of 5.286% per annum. As of September 30, 2018, the total amount of principal and interest was $8,041,945.

In 2017, the Company reevaluated the commercial viability of its previous operations of all of the aforementioned subsidiaries and determined that many of these businesses were no longer viable. The Company discontinued the operations of the aforementioned subsidiaries as of December 31, 2017.

On April 27, 2017, the Company held a Special Meeting of Stockholders where the stockholders approved and ratified, among other things: (i) the reinstatement of Beyond Commerce with the Secretary of State of the State of Nevada and the appointment of Mr. Pursglove as sole director; and (ii) the exchange of a portion of the July Judgment against Beyond Commerce into shares of common stock of the Company

On May 1, 2017, the Company issued Mr. Pursglove 1,556,632, shares of common stock reducing the July Judgment by $12,453.  On the same date, the Company authorized the designation of its “blank check” preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

Effective July 27, 2017, the Company filed a certificate of designation with the Secretary of State of the State of Nevada, pursuant to which it designated the Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock.  In addition, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  On the same date, the Company issued 250,000,000 shares of its Series A Preferred Stock to Mr. Pursglove, further reducing the award under the July Judgment owed to Mr. Pursglove by $250,000.

Effective August 10, 2018, the Company filed an amendment to its articles of incorporation with the Secretary of State of the State of Nevada, pursuant to which it increased its total authorized capital stock from 1,300,000,000 shares to 1,350,000,000, consisting of (i) 1,100,000,000 shares of common stock and (ii) 250,000,000 shares of preferred stock.

Effective February 11, 2019, the Company filed an amendment to its articles of incorporation with the Secretary of State of the State of Nevada, pursuant to which it increased its total authorized capital stock from 1,350,000,000 shares to 1,900,000,000, consisting of (i) 1,650,000,000 shares of common stock and (ii) 250,000,000 shares of preferred stock.

Recent Developments

Funding Agreements

Maxim Group, LLC

On February 13, 2018, we entered into a financial advisory agreement with Maxim Group, LLC, a leading full-service investment banking, securities and wealth management firm (“Maxim”), pursuant to which Maxim will provide certain advisory services, including strategic corporate planning, financial advisory and investment banking services. On May 31, 2018, we entered into a separate financial advisory agreement with Maxim, which effectively expanded the arrangement to include Maxim’s provision of mergers and acquisitions services, to include the sourcing of and negotiation with potential targets. Pursuant to the agreement, Maxim will assist in BYOC’s global expansion plan, and accelerate product growth and innovation. Additionally, Maxim, will among other things, assist the Company in its efforts to become a fully reporting company under Securities and Exchange Commission guidelines and also advise the Company with respect to its efforts to list on a national securities exchange.

Iliad Research and Trading, LP.

On March 28, 2018, we entered into a securities purchase agreement with Iliad Research and Trading, L.P. (“Iliad”) pursuant to which we secured a seventeen (17) month non-dilutive bridge loan in the principal amount of $1,000,000 (of which $100,000 would be retained by Iliad as an original issue discount), consisting of six tranches of funding, with the initial tranche consisting of a promissory note in the principal amount of $100,000 and each subsequent note equal to $150,000.  Upon execution of the agreement, we received from Iliad an initial payment of $50,000.  The notes each had a maturity of seventeen (17) months from the date of issuance, an interest rate of 10% per annum, and were convertible into shares of common stock at a price of $0.15 per share.  The agreement also provided that Iliad would be issued seven (7) warrants to purchase shares of common stock, par value $0.001 per share.  In addition, if at the Company’s option it decided to repay the loan with shares of its common stock, the conversion price adjusted to 65% of the lowest trading price on the primary trading market on which the Company’s common stock is then-listed for the twenty (20) trading days immediately prior to conversion.  The notes could be prepaid, but carry a penalty in association with the remittance amount, as there is an accretion component to satisfy the outstanding balance with cash.  On August 31, 2018, we paid $197,918 to Iliad to settle the outstanding balance, consisting of a pre-payment penalty, principal and interest.  As of the date of this current report on Form 8-K statement, the Company is currently negotiating a settlement with Iliad with respect to the warrants.

On June 14, 2018, the Company issued a 15% senior convertible promissory note in the principal amount of $50,000.  This note has a maturity of eight (8) months and is convertible into shares of common stock, par value $0.001 per share, of the Company at a price of $0.10 per share.  As inducement for the note, the Company issued 825,000 shares of restricted common stock, par value $0.001 per share, to the noteholder.

Discover Growth Fund, LLC

On August 7, 2018, we entered into a securities purchase agreement (“SPA”) with Discover Growth Fund, LLC (“Discover”), pursuant to which we issued a senior secured redeemable convertible debenture in the principal amount of $2,717,391.30 (of which $217,391.30 was retained by Discover as an original issue discount) (the “Debenture”), in exchange for $500,000 cash consideration and a promissory note issued by BYOC in the amount of $2,000,000 (the “Note”).  Pursuant to the terms of the SPA, we issued to Discover a warrant to purchase up to 16,666,667 shares of our common stock, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).  The Debenture is subject to interest at a rate of 8.0% per annum and be converted into shares of the Company’s common stock at a price equal to the lower (i) $0.15 per share of common stock, and (ii) if there has never been a trigger event (as defined in the Debenture), (A) the average of the 5 lowest individual trades of the shares of common stock, less $0.01 per share, or following any such trigger event, (B) 60% of the foregoing.  Further, pursuant to the SPA we agreed to issue 2,500,000 shares of our common stock to Discover at close of the transaction, and that Discover would fund $2,000,000 in cash upon the effectiveness of our S-1/A. registration statement.  The first tranche of financing from the Discover transaction closed on August 16, 2018, at which time we issued 2,500,000 shares of common stock to Discover. The second tranche of financing was completed on February 12, 2019 at which time we issued 34,838,350 common shares.

Auctus Fund, LLC

On November 27, 2018, we entered into a securities purchase agreement (“SPA”) with Auctus Fund, LLC (“Auctus”, pursuant to which we issued a senior secured convertible promissory note in the principal amount of $250,000 (the “Note”), in exchange for $250,000 cash consideration reflected in a promissory note issued by BYOC in the amount of $250,000 (the “Note”).  Pursuant to the terms of the SPA, the sum of US$250,000 together with any interest as set forth herein, on August 27, 2019 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.  This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein with the written consent of the Holder which may be withheld for any reason or for no reason. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) twenty-four percent (24%) per annum and (ii) the maximum amount permitted under law from the due date thereof until the same is paid (the “Default Interest”).  Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 360-day year and the actual number of days elapsed.  Subject to the adjustments described herein, the conversion price (the “Conversion Price”) shall equal the lesser of:

(i) the lowest Trading Price (as defined below) during the previous twenty-five (25) Trading Day period ending on the latest complete Trading Day prior to the date of this Note, and (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  The “Variable Conversion Price” shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty-five (25) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

Business Overview and Strategy

We plan to focus on the acquisition of "big data" companies in the Business-to-Business (“B2B”) Internet Marketing Technology and Services (“IMT&S”) market and the Information Management (“IM”) market.

Market Dynamics IMT&S Segment

Market Opportunity: the B2B IMT&S industry is a highly fragmented $345.5 billion global market, with $195 billion derived from the United States, according to the December 2017 Magna Advertising Forecasts Winter Update.

▪INTEGRATED SEARCH: Data from IBISWorld Search Engines – US Market Research Report, November 2017, indicates that the revenue for this sector was approximately $60 billion last year following five years of 8.8% average growth.

▪MARKET RESEARCH: this global industry segment generated $44.5 billion in revenues last year, as reported from data derived from Statista Business Services – Market Research Industry -- Statistics.

▪BUSINESS BIG DATA ANALYTICS: Industry wide revenues were $122 billion in 2015 with projected revenues reaching $187 Billion by 2019 according to InformationWeek’s Big Data.

▪INTERNET PUBLISHING AND BROADCASTING: $119 billion in revenues were generated last year following annual growth of 14.8% over the previous five years, as shown by data provided by IBISWorld Search Engines – US Market Research Report, November 2017.

Our business objective is to develop, acquire, and deploy disruptive strategic software technology and market-changing business models through selling our own products and the acquisitions of existing companies. We plan to offer a cohesive global digital product and services platform to provide our clients with a single point of contact for all their IMT&S and IM initiatives. Our proposed all-inclusive platform will result in substantial organic growth potential generated through cross-selling and upselling opportunities and future expansion possibilities for BYOC.

To further our business objectives, on December 14, 2017, we entered into an agreement with Service 800 Inc., a Minnesota corporation (“Service 800”) and the sole shareholder of Service 800 (the “Shareholder”), pursuant to which we have agreed to acquire all of the issued and outstanding shares of common stock of Service 800 from the Shareholder (the “Transaction”).  Service 800 operates as a premium provider of Customer Feedback Management Platforms to their Fortune 500 and 1000 clients on a global basis. Service 800 provides survey authoring, response rates, feedback types and data analysis on their proprietary, cloud based, automated and centralized platform. Service 800 currently has 40 full time employees that provide services to 130 companies and 300 service organizations. Service 800’s current operations and strategic business plan is to further develop its marketing and Customer Experience platform to use within the framework of its current Fortune 500 and 1000 clients.

No assurance can be given that we will be successful in realizing the anticipated strategic benefits of the Transaction. The acquisition of Service 800 closed on March 4, 2019.

Products and Services Overview

Our goal is to help companies and organizations derive value from their information. To do this, we intend to offer services and solutions such as Content Services, Business Process Management, Customer Experience Management, Discovery, Business Network, and Analytics.

With our planned products and services, we plan to deliver our customers the following:

(i)	Increased compliance and information governance resulting in reduced exposure to risk of regulatory sanctions related to how information is handled and protected;
(ii)	Improved operating efficiency through process digitization and automation;
(iii)	Better customer engagement through improved and integrated digital experiences and content delivery;
(iv)	Lower cost of electronic storage and management of information through improved classification and archiving strategies;
(v)	Reduced infrastructure costs due to, among other factors, legacy decommissioning capabilities of BYOC and cloud and hosted services deployment models;

(vi)

Improved innovation, productivity and time-to-market as a result of letting employees, trading partners and customers work with information and collaborate in ways which are intuitive, automated, and flexible; and

(vii)	Increased revenue streams with the enablement of easy expansion across new channels and, ultimately, new markets.

Content Services

We plan to facilitate content services with an integrated set of technologies to allow customers to manage information throughout the content services lifecycle and improve business productivity, all while mitigating the risk and controlling the costs of growing volumes of data. We intend to make our content services solutions available via on-premise, SaaS and increasingly cloud-based solutions, which will include next-generation SaaS platform for content services. The proposed SaaS platform will be comprised of a set of consumer-grade, end-user productivity applications that enable users to access, share, create and collaborate on content, across any device.

Business Process Management (BPM)

We believe our planned BPM solution will provide software capabilities for analyzing, automating, monitoring and optimizing structured business processes that typically fall outside the scope of existing enterprise systems. We believe our envisioned BPM solutions will help empower employees, customers and partners.

Our proposed BPM solutions will include 260 Process Suit and 260 Process Solutions.

•260 Process Suite will put businesses in direct control of its processes and fosters alignment between business and Information Technology (IT), resulting in tangible benefits for both. Our Process Suite will offer a single platform that can be accessed simply through a web browser and is built from the ground up to be truly multi-tenant and support all of the deployment models required for on-premise, private or public clouds.

•260 Process Suite Solutions will be packaged applications built on the Process Suite and address specific business problems. For some of these solutions, we plan to include Contract Management, Cloud Brokerage Services, Digital Media Supply Chain, and Enterprise App Store, to name a few.

Customer Feedback Management (CFM)

We believe our planned CFM solutions will generate improved time-to-market by giving customers, employees, and channel partners personalized and engaging experiences.

We intend our proposed CFM solutions to will include:

•Web Content Management will provide software for authoring, maintaining, and administering websites designed to offer a “visitor experience” that integrates content from internal and external sources.

•Digital Asset Management will provide a set of content management services for browsing, searching, viewing, assembling, and delivering rich media content such as images, audio and video.

•Customer Communications Management Software will make it possible for organizations to process and deliver highly personalized documents in paper or electronic format rather than a “one message fits all” approach.

•Social Software will help companies “socialize” their web presence by adding blogs, wikis, ratings and reviews, and build communities for public websites and employee intranets.

•Portal which will enable organizations to aggregate, integrate and personalize corporate information and applications and provide a central, contextualized, and personalized view of information for executives, departments, partners, and customers.

Customer Experience CX

We believe our planned CX solutions will help customers organize and visualize all relevant content to enable business users to quickly locate information in order to make better-informed decisions based on timely, contextualized information.

Our proposed CX solutions shall include:

•Search addresses information security and productivity requirements by securely indexing all information for fast retrieval and real-time monitoring.

•Smart Navigation improves the end-user experience of websites by enabling intuitive visual exploration of site content through contextual navigation.

•Auto-Classification improves the quality of information governance through intelligent metadata extraction and accurate classification of information.

•CX Silos makes it possible for organizations to deal with the issue of so-called “information silos” resulting from, for instance, numerous disconnected information sources across the enterprise. Using a framework of adapters, an information access platform allows organizations to consolidate, decommission, archive and migrate content from virtually any system or information repository.

Business Network (BN)

Our proposed BN solution will be a set of offerings that facilitate efficient, secure, and compliant exchange of information inside and outside the enterprise.

Our proposed BN solutions will include:

•Business-to-Business (B2B) Integration services that help optimize the reliability, reach, and cost efficiency of an enterprise's electronic supply chain while reducing costs, infrastructure and overhead.

•Secure Messaging helps to share and synchronize files across an organization, across teams and with business partners, while leveraging the latest smartphones and tablets to provide information on the go without sacrificing information governance or security.

BYOC Analytics

We believe our proposed BYOC Analytics solutions in which we plan to develop will help organizations gain insight from their structured and unstructured data, make predictions, visualize and report on business processes, customer interactions and a myriad of other sources of information. This analytical data can then be used to refine business processes or content utilization, make predictions, identify trends, improve customer service or be applied in a multitude of different scenarios.

Our planned BYOC Analytics solutions include:

•Embedded Reporting and Visualization which will be used to embed reports and visualizations of data in an array of applications, including the BYOC EIM Suites and many third-party data sources.

•Big Data Analysis is the analysis of large sets of information from databases, files, Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) systems and a variety of other sources. Our planned modeling and predictive algorithms may be applied to this data using BYOC solutions to extract meaningful insight or predictive models to solve customer problems or help with operational insight.

Our Business Strategy

Growth

We plan to grow our business and strengthen our future service offerings in the IMT&S market through product development, strategic acquisitions and integration and organic growth. We are a value-oriented and disciplined acquirer. Currently we are in the process of identifying potential acquisitions of companies in the IMT&S markets.  As of the date of this current report Form 8-K, we have executed a definitive purchase agreement (“PA”) with PATHUX, LLC and a non-binding letter of intent (“LOI”) with a company, we are currently conducting due diligence.  While acquiring companies that operate complementary businesses will be one of our leading growth drivers, our growth strategy also includes organic growth through product and software innovation. We plan to create sustained value by expanding distribution and adding value through up-selling and cross-selling across our planned multiple proprietary marketing platforms to our future customers. We believe our ability to leverage our global presence will be helpful to our ability to grow organically.

We plan on acquiring operating companies that will help us provide a well-rounded product line to our future customers.  We believe that such acquisitions will be our primary driver to growth, similar to high-performing conglomerates.  By focusing on these acquisitions and the integration of niche businesses, we believe this will well position us to incorporating them into our existing platforms and technology services, ultimately allowing us to offer future customers a full suite of software solutions and services.

We have developed a philosophy, which we refer to as “The Beyond Commerce Business System”, that is designed to create value by leveraging a clear set of operational mandates for integrating newly acquired companies and assets. We see our ability to successfully integrate acquired companies and assets into our business as a strength and pursuing strategic acquisitions is an important aspect to our growth strategy. However, no assurance can be given that we will be successful in consummating such acquisitions or that we will be successful in realizing anticipated strategic benefits of such acquisitions.

Potential Product Revenues

Our forecasted business will consist of four revenue streams: (1) software license; (2) cloud services and subscriptions; (3) customer support; and (4) professional services.

License

Our forecasted license revenues will consist of fees earned from the licensing of software products to our future customers. We believe that license revenues will be impacted by the strength of general economic and industry conditions, the competitive strength of our future software offerings, and our potential acquisitions. A potential customer’s decision to license our software products often involves a comprehensive implementation process across the customer’s network or networks and the licensing and implementation of our planned software products may entail a significant commitment of resources by prospective customers.

Cloud Services and Subscriptions

Our forecasted cloud based services and subscription revenues will consist of (i) software as a service offerings, (ii) managed service arrangements and (iii) subscription revenues relating to on-premise offerings. We believe these offerings will allow our potential customers to transmit a variety of content between various mediums and to securely manage enterprise information without the commitment of investing in related hardware infrastructure.

In addition, we plan to offer B2B integration solutions, such as messaging services, and managed services. Messaging services will (i) allow for the automated and reliable exchange of electronic transaction information, such as purchase orders, invoices, shipment notices and other business documents, among businesses worldwide, and (ii) provide an end-to-end fully outsourced B2B integration solution to our customers, including program implementation, operational management, and customer support. We believe these planned services will enable customers to effectively manage the flow of electronic transaction information with their trading partners and reduce the complexity of disparate standards and communication protocols.

Customer Support

We plan on integrating our proposed customer support offering to customers together with the purchase of a license of our future enterprise information management software products. This customer support will typically renew on an annual basis; customer support revenues will be a sizeable portion of total revenue, as they are with our many of our competitors. Through our planned customer support programs, customers will receive access to software upgrades, a knowledge base, discussions, product information, and an online mechanism to post and review trouble issues. Additionally, our planned customer support teams will handle questions on the use, configuration, and functionality of our products and can help identify software issues, develop solutions, and document enhancement requests for consideration in future product releases.

Professional Service and Other

We plan to provide consulting and learning services to customers and generally these services will relate to the implementation, training and integration of our licensed product offerings into the customer's systems.

We believe our planned consulting services will help customers build solutions that will enable them to leverage their investments in our technology and in existing enterprise systems. Implementation of these services will range from simple modifications to meet specific departmental needs to enterprise applications that will integrate with multiple existing systems.

Our learning services advisors will analyze our customers' education and training needs, focusing on key learning outcomes and timelines, with a view to creating an appropriate education plan for the employees of our customers who work with our products. Education plans will be designed to be flexible and can be applied to any phase of implementation: pilot, roll-out, upgrade or refresher. Our learning services will employ a blended approach by combining mentoring, instructor-led courses, webinars, eLearning and potentially, focused workshops.

Planned Acquisitions

We believe our future competitive position in the marketplace will be dependent upon our ability to maintain a complex and evolving array of technologies, products, services and capabilities. Considering the continually evolving marketplace in which we intend to operate, we plan to regularly evaluate acquisition opportunities within the IMT&S market and at any time may be in various stages of discussions with respect to such opportunities.

Pursuing strategic acquisitions is an important aspect to our current and future growth strategy, which we expect to continue, in order to strengthen our service offerings in the IMT&S market. As discussed elsewhere in this Form 8-K, on March 4, 2019 we closed the business combination entered into between Beyond Commerce and Service 800. On February 11, 2019 BYOC and PathUX entered into a definitive purchase agreement.

We believe our planned acquisitions support our long-term strategy for growth. We believe such acquisitions will strengthen our competitive position, help us obtain a customer base and provide greater scale to accelerate innovation, and begin revenues. We plan to continue to identify strategic acquisitions of complementary companies, products, services and technologies which we believe will augment our existing business.

Research and Development

The industry in which we plan to operate and compete is subject to rapid technological developments, evolving industry standards, changes in customer requirements and competitive new products and features. As a result, we believe our success, in part, will depend on our ability to build and enhance our products in a timely and efficient manner and to develop and introduce new products that meet client needs while reducing total cost of ownership. To achieve these objectives, we plan to make and expect to make research and development investments through internal and third-party development activities, third-party licensing agreements and potentially through technology acquisitions.

As of December 31, 2018, and 2017 we have not engaged in research and development activities.

Marketing and Sales

Customers

With the successful closing of the Service 800 business combination on March 4, 2019, we have acquired an existing client base of 130 companies and 300 service organizations.

Market and Competition

The IMT&S industry is highly fragmented and competitive. Key competitive factors include contractual terms and competitive pricing, quality of service, reputation, technical and industry expertise, scope of services, innovative service and product offerings. Key success factors include the ability to access the latest available and most efficient technology and techniques; maintain a highly skilled workforce; maintain effective cost controls, and good project management skills.

The market for our proposed products and related services is highly competitive, subject to rapid technological change and shifting customer needs and economic pressures. In the Customer Feedback Management Platform (CX) market, our competitors may have single (or narrowly-tailored) solutions or they may have a range of information management solutions. Given the markets in which we plan to operate and the products and services we plan to offer, we believe our top competitors to be Clarabridge, Confirmit, InMoment, MartizCX, Medallia, NICE, Qualtrics, Satmetrix Systems, SMG and Verint Systems.

Many of BYOC’s competitors in the IMT&S industry are small and of those, many are non-employing firms. Companies in the industry offer a broad range of product and services tailored to different markets. This mobility has allowed smaller firms to dominate the industry composition, as they tend to provide services to a specific niche market and/or within a specific geographic region. Despite their prevalence, smaller firms contribute only a small percentage of industry revenue. The bulk of revenue is generated by several high-profile global corporations, such as IBM, Hewlett-Packard, EMC Corporation, SAS, and Accenture. Larger companies maintain an advantage over smaller firms in that they can service national and international clients, with more resources and capabilities, and as such are able to command a higher premium.

We believe that certain competitive factors will affect the market for our future software products and related services, which may include: (i) vendor and product reputation; (ii) product quality, performance and price; (iii) the availability of software products on multiple platforms; (iv) product scalability; (v) product integration with other enterprise applications; (vi) software functionality and features; (vii) software ease of use; (viii) the quality of professional services, customer support services and training; and (ix) the ability to address specific customer business problems. We believe the relative importance of each of these factors depends upon the concerns and needs of each specific customer.

Intellectual Property Rights

Our future success and ability to compete will depend on our ability to develop and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. Software products are generally licensed to customers on a non-exclusive basis for internal use in a customer's organization. We plan to also grant rights in intellectual property that we plan on developing or acquiring to third-parties to allow them to market certain of our future products on a non-exclusive or limited-scope exclusive basis for an application of such product or to a specific geographic region.

We plan to rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. The duration of patents is determined by the laws of the country of issuance and for the U.S. is typically 17 years from the date of issuance of the patent or 20 years from the date of filing of the patent application resulting in the patent. While we believe our intellectual property will be an asset, and our ability to maintain and protect our intellectual property rights is important to our success, we do not anticipate that our business will not be materially dependent on any patent, trademark, license, or other intellectual property right.

Employees

With the successful closing of the business combination with Service 800 on March 4, 2019 the Company has gained 40 full time employees and approximately 320 independent service representatives. The key members of the management team for BYOC will consists of George Pursglove as Chairman and Chief Executive Officer, Jean Mork Bredenson President, Allen Bredeson, VP Marketing and Client Relations, Derick White, VP Sales, and Jefferey Schwendinger, VP Operations.

Item 1A. RISK FACTORS.

An investment in our common stock is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

General Business and Industry Risks

As of December 31, 2017, the Company chose to close and remove the following subsidiaries from our consolidated financial statements on a go-forward basis: LocalAdLink, Inc., Adjuice, Inc., and Aim Connection, Inc. As a result, we had nominal assets and no current operations. There can be no assurance that our planned operations will be profitable. To begin operations and become profitable, we must raise additional working capital. We have no commitment for funding and there can be no assurance that we will be able to secure additional debt or equity financing and, if obtained, will be available on terms acceptable to us. If we are not successful in securing additional financing when needed, we may be unable to execute our business strategy, which could result in curtailment of our operations.

Although, our Chief Executive Officer has extensive knowledge of the markets in which we plan to operate, assessing the future prospects of our business is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in our industry can be affected by a wide variety of factors including:

●	competition from other similar companies;
●	changes in underlying consumer behavior;
●	our ability to access adequate financing on reasonable terms and our ability to raise additional capital in order to fund our operations;
●	challenges with new products, services and markets; and
●	fluctuations in the credit markets and demand for credit.

We may not be able to successfully address these factors, which could negatively impact our growth, harm our business and cause our operating results to be worse than expected.

We have no proven ability to generate revenues, and any investment in our company is risky.

We do not have a meaningful operating history, so it will be difficult for you to evaluate an investment in our stock. We cannot assure that we will generate revenues or be profitable. As a result, investors will bear the risk of complete loss of their investment in the event we are not successful.

Rule 144 is not generally available to holders of our Common Stock which makes it difficult to resell shares in the future.

With limited exceptions related to restrictive securities acquired before we became a “shell company”, holders of our restricted securities are limited in their ability to resell their securities pursuant to Rule 144. Preclusion from the use of the resale exemption from registration afforded by Rule 144 may make it more difficult for us to sell equity securities in the future, and for stockholders to resell their restricted securities.

Our financial statements have been prepared assuming that we will continue as a going concern.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the periods ended September 30, 2018 and December 31, 2017, we had an accumulated deficit of $40,709,828 and $38,466,441, respectively. These matters raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should we be unable to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of December 31, 2017 with respect to this uncertainty.

Our ability to continue as a going concern is dependent upon our ability to generate profitable business operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities. Management’s plan to continue as a going concern is based on us obtaining additional capital resources through the sale of our securities and/or loans on an as needed basis. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually attaining profitable operations.

In addition to the normal risks associated with a new business venture, there can be no assurance that our business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be available, or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.  In this regard, we are restricted by the number of shares available for issuance in an equity financing, and we will likely need to increase out authorized capital in order to take advantage of such financing.  However, there can be no assurance that we will be successful in obtaining shareholder approval to increase our authorized capital. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. To the extent that we are unsuccessful, we may need to curtail or cease our operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. Our ability to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

We must raise additional capital to fund our operations.

We do not currently have sufficient capital to fund our current or anticipated operations. We may be unable to obtain additional capital when required. Future business development activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may need to acquire additional funds in order to develop our business. We may seek to raise such capital through public or private equity financings, partnerships, collaborations, joint ventures, disposition of assets, debt financings or restructurings, bank borrowings or other sources of financing. However, our ability to do so is subject to a number of risks, uncertainties, constraints and consequences, including, but not limited to, the following:

●

our ability to raise capital through the issuance of additional shares of our common stock or convertible securities is restricted by the limited number of our residual authorized shares, the potential difficulty of obtaining stockholder approval to increase authorized shares and the restrictive covenants under our secured term loan agreement;

●	issuance of equity-based securities will dilute the proportionate ownership of existing stockholders;
●	our ability to obtain further funds from any potential loan arrangements is limited by our existing loan and security agreement;
●	certain financing arrangements may require us to relinquish rights to various assets and/or impose more restrictive terms than any of our existing or past arrangements; and
●	we may be required to meet additional regulatory requirements, and we may be subject to certain contractual limitations, which may increase our costs and harm our ability to obtain funding.

For these and other reasons, additional funding may not be available on favorable terms or at all. If we fail to obtain additional capital when needed, we may be required to delay, scale back or eliminate some or all of our research and development programs, reduce our selling, general and administrative expenses, be unable to attract and retain highly qualified personnel, refrain from making our contractually required payments when due (including debt payments) and/or be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection. Any of these consequences could harm our business, financial condition, operating results and prospects.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain financing may be impaired by factors such as the capital markets (both generally and in our industry in particular), our limited operating history, national unemployment rates and the departure of key employees. Further, economic downturns will likely decrease our revenues and may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, if any, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

Our acquisitions are an important aspect of our growth strategy, but they may not achieve expectations, which could affect our cash flow and profitability.

We plan to acquire companies and operations that complement our planned business operations. These transactions involve numerous business risks, including finding suitable transaction partners, the diversion of management’s attention from other business concerns, extending our product or service offerings into areas in which we have limited experience, entering into new geographic markets, the potential loss of key employees or business relationships and the integration of acquired businesses, any of which could adversely impact our business, financial condition or results of operations.  We may face a number of risks with respect to potential acquisitions, including but not limited to:

●

an acquisition may negatively affect our business, financial condition, operating results or cash flows because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

●

we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us;

●	an acquisition, whether or not consummated, may disrupt our ongoing business, divert resources, increase our expenses and distract our management
●	an acquisition may result in a delay or reduction of purchases for both us and the company that we acquired due to uncertainty about continuity and effectiveness of solution from either company;
●

we may not be able to successfully integrate our business through the acquisition of Service 800, Inc. and we may not be able to fully realize the anticipated strategic benefits of the acquisition, which includes a complementary business;

●	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;
●	challenges inherent in effectively managing an increased number of employees in diverse locations;
●	the potential strain on our financial and managerial controls and reporting systems and procedures;
●	potential known and unknown liabilities associated with an acquired company;
●	our use of cash to pay for acquisitions could limit other potential uses for our cash;
●	the risk of impairment charges related to potential write-downs of acquired assets or goodwill in future acquisitions; and
●	to the extent that we issue a significant amount of equity or convertible debt securities relating to future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

We may not succeed in addressing these or other risks or any other problems encountered relating to the integration of any acquired business, the inability to integrate successfully the business, technologies, products, personnel or operations of any acquired business, or any significant delay in achieving integration, could have a material adverse effect on our business, financial condition and operating results.

We may be adversely affected by risks associated with potential acquisitions, such as Service 800, including execution risks, failure to realize anticipated strategic benefits, and failure to overcome integration risks, which could adversely affect our growth and profitability.

We plan to grow our business both organically and inorganically, including through the acquisition of Service 800, Inc. (“Service 800”) and development of software and solutions. In the event that we do pursue further acquisitions, we may have difficulty executing on such acquisitions and may not realize the anticipated benefits of any transaction we complete. Any of the foregoing matters could materially and adversely affect us. On March 4, 2019 Beyond Commerce closed the business combination between the Company and Service 800.

The integration of Service 800 will likely be a time-consuming process. The integration process will likely require substantial management time and attention, which may divert attention and resources from other important areas, including developing our planned services and products existing business. In addition, we may not be able to fully realize the anticipated strategic benefits of the acquisition, which includes a complementary business. The failure to successfully integrate the combined operations, including retention of key employees, could impact our ability to realize the full benefits of our acquisition of Service 800. If we are not able to achieve the anticipated strategic benefits of the acquisition, it could adversely affect our business, financial condition and results of operations, and could adversely affect the market price of our common stock if the integration or the anticipated financial and strategic benefits of the acquisition are not realized as rapidly as, or to the extent anticipated by us. Failure to achieve the anticipated benefits could result in increased costs and decreases in future revenue and/or net income following the acquisition.

Inadequate protection of our intellectual property could impair our competitive advantage.

Our success and ability to compete depend in part upon our development of proprietary technology and intellectual properties. We will eventually rely primarily on a combination of copyright, trademark, patent, trade secret laws, nondisclosure agreements, and technical measures to protect our future proprietary technology and intellectual properties. We will also limit access to, and distribution of, our proprietary technology and trade secrets through security technologies.

There can be no assurance that our efforts to protect our intellectual property rights will adequately deter misappropriation or independent third-party development of our intellectual property or prevent an unauthorized third party from obtaining or using information that we regard as proprietary.

There can be no assurance that our competitors will not independently develop proprietary technologies similar to ours. Litigation may be necessary in the future to protect our trade secrets or other intellectual property rights or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition, and results of operations.

Third parties could claim that we are infringing their patents or other intellectual property rights; we must protect our intellectual property; and others could infringe on or misappropriate our rights.

Open source software includes a broad range of software applications and operating environments produced by companies, development organizations and individual software developers and is typically licensed for use, distribution and modification at a nominal cost or often, free of charge. To the extent that the open source software models expand, and non-commercial companies and software developers create and contribute competitive analytical software to the open source community, we may be forced to adjust our pricing, maintenance and distribution strategies and models, which could have a material adverse effect on our financial position and results of operation. In addition, if one of our developers embedded open source software into one or more of our products without our knowledge or authorization or a third party has incorporated open source software into such third-party’s software without disclosing the presence of such open source software and we embedded such third-party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to such products. Third-parties could claim that we are infringing on their patents or other intellectual property rights.

Our planned technology and products may not achieve commercial success or widespread market acceptance.

The technology and products that we plan to develop, may not achieve customer or widespread market acceptance. Some or all of our planned technology and products may not achieve commercial success as a result of technology problems, competitive cost issues, yield problems, and other factors. Even if we successfully introduce a new product, customers may determine not to adopt or may terminate use of our products for a variety of reasons, including the following:

●	superior technologies developed by competitors;
●	price considerations;
●	lack of anticipated or actual market demand for the products; or
●	unfavorable comparisons with products introduced by others.

We may be unable to recover any expenditure we make relating to one or more modern technologies that ultimately prove to be unsuccessful for any reason. In addition, any investments or acquisitions made to enhance technologies may also prove to be unsuccessful.

We may not be able to commercialize our planned technology products or services.

A key element of our business strategy involves the development and commercialization of new software technologies and products. The success of this effort depends on numerous factors. We may not be able to expand our business as anticipated and may make substantial investments in product development, and marketing efforts that may not result in any sales. The design and manufacture of products utilizing innovative technology involves a highly complex process that is sensitive to a wide variety of factors. As a result of these factors, we may experience no revenues and no adoption of our planned products or services.

We might not be able to implement our business strategy.

To some extent, our ability to generate cash flow in the future is subject to general economic, financial, competitive, and other factors that are beyond our control. In the event our management has misjudged the market demand, market acceptance of our services, or financial projections and assumptions, results of operations could be adversely affected, and we might not be able to fund our development as planned. If we are unable to finance existing or future projects with cash flow from operations, we will have to adopt one or more alternatives, such as delaying launch, postponing advertising and marketing, canceling development projects and other capital expenditures, or obtaining additional equity/debt financing, or joint venture partners. These sources of additional funds might not be sufficient to finance future projects, and other financing may not be available on acceptable terms, in a timely manner or at all. If we are unable to secure additional financing, we could be forced to limit our business plan, or we may not be able to take advantage of unanticipated opportunities or otherwise respond to unanticipated competitive pressures, which might adversely affect our business, financial condition and results of operations.

We may experience delays in introducing our planned products or services which may adversely affect our revenue.

The timing of a creative process is difficult to predict. In developing our products, we anticipate dates for the launch of the products and associated product introductions. When we state that we will introduce or anticipate introducing a product at a certain time in the future, those expectations are based on completing the associated development or acquisition and implementation work in accordance with our currently anticipated schedules. Unforeseen delays and difficulties in the development process or significant increases in the planned costs of development, or factors outside our control may cause the introduction date for the product to be later than anticipated or, in some situations, may cause a product introduction to be discontinued. Any delay or cancellation of planned product development and introduction may decrease the number of products and features we sell and harm our business.

We may become dependent upon third-parties for certain future software and marketing applications development.

We may license certain software upgrades from third-party software developers. Licensed software could be embedded in our future product offerings, and some could be offered as add-on products. If these licenses are discontinued, or become invalid or unenforceable, there can be no assurance that we will be able to develop substitutes for the licensed software independently or that we will be able to obtain alternatives in a timely manner. Any delays in obtaining or developing substitutes for future licensed software applications could result in material adverse impacts to our financial condition and plan of operations.

Software piracy is a persistent problem in the IMT&S industry.

Preventing unauthorized use of computer software is difficult, and software piracy is a persistent problem for the software industry. In addition, the laws of various countries in which we may plan to market and sell our software and marketing applications do not protect our software and intellectual property rights to the same extent as the laws of the US. Despite the precautions that we are planning to take to safeguard our software and marketing application, it may be possible for unauthorized third-parties to reverse engineer or copy our planned products or obtain and use information that we regard as proprietary. There can be no assurance that the steps that we plan to take to protect our proprietary rights will be adequate to prevent misappropriation of our technology. If we fail to protect our Company from misappropriation of our technology, our operations could be materially affected.

Our operating results, once established, may have significant periodic and seasonal fluctuations.

Customer commitments in the IMT&S industry are frequently short-term. In addition to the variable nature of these commitments, other factors may contribute to significant periodic and seasonal fluctuations in results of operations. These factors may include the following:

●	the timing of orders;
●	the volume of orders relative to capacity to provide technical support or customer service;
●	product introductions and market acceptance of new products or new generations of products;
●	evolution in the life cycles of customers’ products;
●	timing of expenditures in anticipation of future orders;
●	effectiveness in managing software development processes;
●	changes in cost and availability of labor and components;
●	introduction and market acceptance of customers’ products;
●	product mix;
●	pricing and availability of competitive products; or
●	anticipated or unanticipated changes in economic conditions.

Volatility of consumer preferences makes introducing successful products and services difficult and unpredictable.

Our success will depend on generating revenue from market acceptance of the products we release, but market acceptance cannot be predicted or relied upon. Our business plan involves the development of IMT&S products and the future enhancement of those products. The success of future enhancements cannot be assured regardless of the success of any initial products. If our products fail to gain market acceptance, we may not have sufficient revenues to pay our expenses and continue the ongoing development and acquisition of new products. The failure to successfully anticipate, identify and react to consumer preferences would have an adverse effect on revenues, profitability and the results of operations.

Potential profit margins may decline as a result of increasing pressure on margins.

The industry in which we plan to operate is subject to potentially significant pricing pressure caused by many factors. If our estimated gross margin declines and we fail to sufficiently reduce our operating cost or grow our future net revenues, we could incur significant operating losses that we may be unable to fund or sustain for extended periods of time, if at all. This could have a material adverse effect on our results of operations, liquidity and financial condition.

We anticipate we will be dependent on the timely receipt of payment from our clients.

We plan to extend payment terms to our future clients. The extension of payment terms and the collection of potential receivables could extend well beyond normal terms outside of our control. Our ability to collect on outstanding receivables, our ability to borrow if needed under any credit facility and our overall financial condition could be negatively affected. Our financial condition and results of operations would be adversely impacted.

Our industry is highly competitive.

The market for marketing statistical software, data mining tools, predictive analytic solutions, both in the US and internationally, is highly fragmented and competitive. However, as our sales channel becomes more visible to potential competitors, some of which have well-recognized brand names and substantial financial, technological, distribution, marketing experience and research and development capabilities, the potential competitors may develop products that compete directly with our products. Competitive pressures from the introduction of novel solutions and products by these companies or other companies could have a material adverse effect on our future business results. There can be no assurance that we will be able to compete successfully or that the competition will not have a material adverse effect on our future business results.

We may experience sporadic sales cycles.

Our sales strategy is focused on our targeted market of Fortune 500 and 1000 businesses with a need for our software, marketing and related services. These “strategic accounts” could produce sales cycles of nine months or more in duration before any revenues are generated by us. These long sales cycles could have an adverse effect on our cash flow and in turn would have a materially adverse effect on our financial condition and results of operations.

We may be subject to risks associated with information disseminated through the Internet.

The safe and secure transmission of confidential information over the Internet has been a significant hurdle to electronic file transfer and communications over the Internet. Any compromise or actual breach of our planned internal security processes, databases and or hardware could deter our targeted clients from using our software and marketing applications and in turn create a materially adverse effect on our financial condition and results of operations.

Possible future transactions with our executive management or their affiliates may create conflicts.

Under prescribed circumstances, our bylaws permit us, under restricted circumstances, to enter into transactions with our affiliates, including the borrowing and lending of funds and joint investments. Currently, our policy is not to enter into any transaction involving joint investments with our Management or their affiliates, or to borrow from or lend money to such persons. However, our policies in each of these regards may change in the future.

Our rights and the rights of our shareholders to recover claims against our officers and directors are limited.

Nevada law provides that a director has no liability in that capacity if he performs his duties in good faith in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our articles of incorporation, as amended (the “Articles of Incorporation”) authorize us, and our bylaws require us, to indemnify our directors, officers, employees and agents to the maximum extent permitted under Nevada law.

Additionally, our Articles of Incorporation limit the liability of our directors and officers to us and our shareholders for monetary damages to the maximum extent permitted under Nevada law. As a result, our shareholders and we may have more limited rights against our directors, officers, employees and agents, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and our agents in some cases.

Risks Related to Our Common Stock

Our stock is considered a “penny stock,” and is therefore considered risky.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity securities that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  Such “penny stocks” and are subject to regulations which mandate the dispersion of certain disclosures to potential investors prior to any investors’ purchase of any penny stocks. Penny stocks are low-priced securities with low trading volume. Consequently, the price of the stock is often volatile and investors may be unable to buy or sell the stock when you desire. The SEC extensively monitors “penny stocks,” and such regulations are enumerated in Exchange Act Section 15(h) and Exchange Act Rules 3a51-1 and 15g-1 through 15g-100. With certain exceptions, brokers selling our stock must adhere to the SEC’s “penny stock” regulations, which requirements include, but are not limited to, the following:

●	brokers must provide you with a risk disclosure document relating to the penny stock market;
●	brokers must disclose price quotations and other information relating to the penny stock market;
●	brokers must disclose any compensation they receive from the sale of our stock;
●	brokers must provide a disclosure of any compensation paid to any associated persons in connection with transactions relating to our stock;
●	brokers must provide you with quarterly account statements;
●	brokers may not sell any of our stock that is held in escrow or trust accounts;
●	prior to selling our stock, brokers must approve your account for buying and selling penny stocks; and
●	brokers must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These additional sales practices and the disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Certain risk relating to litigation or other legal proceedings, including the judgment against us in favor of our Chief Executive Officer and the outstanding federal and state tax liens against BOOMj.com, could harm our business plans and have a material adverse effect on our operations, which could require us to curtail or cease our operations.

On July 28, 2011, a judgment was entered into in favor of Mr. George Pursglove, our Chief Executive Officer, in connection with his countersuit against BOOMj.com, a former wholly-owned subsidiary of the Company.  The judgment was in the total amount of $6,020,775, consisting of: (i) $20,775 for damages as to the claim for failure to pay wages; (ii) $3,000,000 for damages as to the conversion claim; and (iii) $3,000,000 for punitive damages (the “July Judgment”).  The July Judgment accrues interest at a rate of 5.29% per annum.  As of September 30, 2018, the total amount of principal and interest was $8,041,945.

Also, on February 17, 2010, the Internal Revenue Service filed a federal tax lien in the amount of $756,711 against all of the property and rights to the property of BOOMj.com for unpaid federal payroll withholding taxes for the year ended December 31, 2009. On June 14, 2010, the Internal Revenue Service filed an additional federal tax lien against BOOMj.com in the amount of $161,150.  The current amount outstanding including penalty and interest is $1,667,163 and $1,607,163 as of September 30, 2018 and December 31, 2017, respectively, which is also inclusive of amounts outstanding for state tax related claims of $63,725 for both reported periods. The accrued interest on the balance sheet related to this liability is $590,000 and $530,000 as of September 30, 2018 and December 31, 2017, respectively.  As of the date of this registration statement, the Company has not satisfied the judgment.

We are obligated to make payments to satisfy the July Judgment and the outstanding federal and state tax liens against the company.  In the event we are not able to make these payments, we may be subject to further legal proceedings. Further, we may not have sufficient assets to satisfy either the July Judgment or the outstanding federal and state tax liens which may force us to go into bankruptcy.  Further, it may be difficult for us to obtain financing with these outstanding judgments, which could harm our business plans and have a material adverse effect on our operations, which could require us to curtail or cease our operations.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend their customers buy our common stock, which may have the effect of reducing the trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock, thereby potentially reducing the liquidity of our common stock.

Certain stockholders possess a majority of our voting power, and through this ownership, may control our Company and our corporate actions.

Our controlling stockholders, The 2GP Group, LLC and Fiona Oakley, hold approximately 59.14%of the total voting power of our outstanding capital stock as of March 5, 2019.  The 2GP Group, LLC is an entity controlled by our Chief Executive Officer’s son, Geordan Pursglove, who holds sole voting and dispositive power over these shares.  Mr. Geordan Pursglove is over the age of eighteen and does not live in the same household as our Chief Executive Officer.  Each share of Series A Preferred Stock is convertible into one share of common stock.  In addition, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  These shareholders have the ability to control our management and affairs through the election and removal of our entire Board of Directors, the amendment of our articles of incorporation or bylaws, and the adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.  Such concentrated control of the Company may adversely affect the price of our common stock. A stockholder that acquires common stock will not have an effective voice in the management of the Company.

We have no plans to pay dividends on our Common Stock or our Series A Preferred Stock.

We have not previously paid any cash dividends, nor have we determined to pay dividends on any share of Series A Preferred Stock or shares of Common Stock, except as described in the rights and preferences detailed in the “Certificate of Designation of Preferences” for the Series A Preferred Stock filed with the Secretary of State of the State of Nevada. The permissibility to pay dividends on our shares is restricted by Section 78.288 of the Nevada Revised Statutes, which provides that a company may not issue a dividend if the result of such dividend would be to make the company have negative retained earnings.  There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance that the Board of Directors will declare dividends even if profitable. Dividend policy is subject to the Nevada Revised Statutes and the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

We are authorized to issue up to 1,650,000,000 shares of common stock with a par value of $0.001, of which 1,056,269,876 are currently issued and outstanding. Our board of directors, upon the approval of the stockholders, may seek to increase the number of authorized shares in the future and may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our company.

Voting power is highly concentrated in holders of our Series A Preferred Stock.

We are authorized to issue up to 250,000,000 shares of preferred stock, all of which are designated Series A Preferred Stock and all of which are currently issued and outstanding.  Holders of our Series A Preferred Stock are entitled to three times (3x) voting preference over holders of common stock.  Such concentrated control of the Company may adversely affect the price of our common stock. A stockholder that acquires common stock will not have an effective voice in the management of the Company.

We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are an “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including “emerging growth companies” such as, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Our status as a smaller reporting company is determined on an annual basis. We cannot predict if investors will find our Common Stock less attractive or our company less comparable to certain other public companies because we will rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future financial results may not be as comparable to the financial results of certain other companies in our industry that adopted such standards. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

The requirements of being a reporting public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a reporting public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer a “smaller reporting company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. As a “smaller reporting company,” we receive certain reporting exemptions under The Sarbanes-Oxley Act.

Changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increase legal and financial compliance costs and increase time expenditures for internal personnel. These laws, regulations and standards are subject to interpretation, in many cases due to their lack of specificity, their application in practice may evolve over time as regulators and governing bodies provide new guidance. These changes may result in continued uncertainty regarding compliance matters and may necessitate higher costs due to ongoing revisions to filings, disclosures and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate regulatory or legal proceedings against us and our business may be adversely affected.

As a public company under these rules and regulations, we expect that it may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee and could also make it more difficult to attract qualified executive officers.

As a result of disclosure of information in this Form 8-K and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets experienced and may experience significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB, which is where our stock is currently quoted, have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors both in and outside of our control, and include but are not limited to the following:

●	variations in our operating results;
●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
●	changes in operating and stock price performance of other companies in our industry;
●	additions or departures of key personnel; and
●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Volatility in the price of our common stock may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our common stock may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. The trading volume of our common stock may be sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may become volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include but are not limited to: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

General risk statement.

Based on all of the foregoing, we believe it is possible for future revenue, expenses and operating results to vary significantly from quarter to quarter and year to year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful or indicative of future performance. Furthermore, we believe that it is possible that in any given quarter or fiscal year our operating results could differ from the expectations of public market analysts or investors. In such event or in the event that adverse conditions prevail, or are perceived to prevail, with respect to our business or generally, the market price of our Common Stock would likely decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the section entitled “Risk Factors” beginning on page 9.

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this current report on Form 8-K, except where applicable law requires us to update these statements.  Market data used throughout this current report on Form 8-K is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this current report 8-K may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

In addition, in this current report Form 8-K, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following is a discussion of the financial condition and results of operation of Service 800 as of the date of this current report on Form 8-K. This discussion and analysis should be read in conjunction with Service 800’s audited and unaudited consolidated financial statements including the Notes thereto, which are included elsewhere in this current report on Form 8-K.

About Service 800

We plan to operate within two markets: (1) the Business-to-Business Internet Marketing Technology and Services market and (2) the Information Management market. Our goal is to develop proprietary software for digital transformation of clients’ existing content. We believe our planned platform, strategy, and suite of software products and services will provide secure and scalable information control solutions for global companies.  We believe our planned software will assist organizations in finding, utilizing, and sharing business information between devices in ways that are intuitive, efficient and productive. We believe that our business model will ensure that information will remain secure and private, as necessitated by the current market climate.

In addition, Service 800 plans to provide solutions which facilitate the exchange of information and data transactions between supply chain participants, such as manufacturers, retailers, distributors and financial institutions. The goal is to automate potential client internal processes thereby increasing productivity and lowering costs. Service 800 plans to develop proprietary algorithms which it will embed in the planned software to enable clients to access data and gain insight into their business, through that data, leading to improved internal decision making.

Service 800 plans to offer the proposed software through traditional on-premise solutions, SaaS as a cloud based solution, or a combination of on-premise, SaaS or cloud based solutions. We will work with our clients and their needs as to which delivery method they prefer. We believe giving clients a choice and flexibility will help us to obtain long-term client value.

Recent Developments

Service 800 Business Combination

On March 4, 2019 the business combination between Service 800 and Beyond Commerce was closed. The company has purchased 100% of the stock of Service 800. With that Beyond Commerce has acquired their current client list and data base of future business as well as all current contracts generating recurring revenue. Their proprietary software platform and all other IP’s were included in the transaction as well. Lastly the Company has gained 40 full time employees and approximately 320 independent service providers that assist in providing services to the Company’s current roster of approximately 130 companies and 300 service organizations.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of Service 800’s financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent liabilities. On an on-going basis, management evaluates past estimates and judgments, including those related to bad debts, accrued liabilities, and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Critical Accounting Policies for Service 800

Use of Estimates

The preparation of Service 800’s financial statements and accompanying notes in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of Service 800’s financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization and the valuation for non-cash issuances of equity instruments, web site, income taxes, and contingencies, among others. Actual results could differ materially from these estimates.

 Cash and Cash Equivalents

Service 800 classifies as cash and cash equivalents amounts on deposit in banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. Service 800’s cash management system is currently integrated within one banking institution.

Foreign Exchange

Service 800 has customers throughout the world and accepts payments in both U.S. Dollars (USD) and the Euro (EUR). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments have not been significant to the financial statements and are included in operations.

The following rates were used to translate the accounts of Service 800 into USD at the following balance sheet dates:

	December	December
	31, 2018	31, 2017

EUR to USD	1.14	1.18

The following rates were used to translate the accounts of the Company into USD for the following operating periods:

	Year Ended
	December	December
	31, 2018	31, 2017
EUR to USD	1.18	1.13

 Revenue Recognition

Service 800 recognizes revenue in accordance with FASB ASC Subtopic 605-10, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

The majority of Service 800’s revenue is generated by the completion of a survey. Revenue is recognized, and customers are billed at the point in time a survey occurs or when a related service is complete. Service 800 may require a deposit from new customers for set up costs or as down payments. These amounts are not significant to the financial statements.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at period end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at period end will be immaterial. Therefore, no valuation allowance is maintained for these accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a direct charge to accounts receivable and bad debt expense. All accounts receivable are expected to be collected within one year of the balance sheet dates.

Property and Equipment

Property and equipment are carried at cost, and are being depreciated using the straight-line over the estimated useful lives as follows:

Equipment, Furniture and Fixtures	5-7 years
Software	16-60 months
Vehicles	7 years

When retired or otherwise disposed, the carrying value and accumulated depreciation of the property and equipment is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

Income Taxes

Service 800, with the consent of its stockholders, has elected, under the Internal Revenue Code, to be an “S corporation”. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of Service 800’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Management has determined that the Service 800 does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Additionally, any income taxes as a result of the IRS disallowing certain deductions would be imposed on the stockholders rather than Service 800.

Fair Value of Financial Instruments

The carrying amount for substantially all assets and liabilities approximates fair value due to the immediate or short-term maturity of these financial instruments. The fair values of the obligation under the revolving line of credit agreement approximate their carrying values because the terms are equivalent to borrowing rates currently available to Service 800 for notes receivable and debt with similar terms and maturities.

Concentration of Credit Risk

Service 800’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. Service 800 keeps its cash with high quality financial institutions. At times, balances maintained at the financial institutions may exceed the federally insured limit. As of December 31, 2017, and 2018 Service 800 did not have balances in excess of the federally insured limit. Service 800 extends credit to its customers throughout the world. Management routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Service 800 had extended credit to two customers representing the following percentages of accounts receivable:

	December	December
	31, 2018	31, 2017
Customer A	16.8%	16.8%
Customer B	13.7%	11.4%
Percentage of accounts receivable	30.5%	28.2%

There were no significant concentrations of sales during the years ended December 31, 2017 and 2018.

Impairment of Long-lived Assets

Service 800 accounts for long-lived assets in accordance with the provisions of ASC 360-10-35-21, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2018 and 2017, Service 800 did not recognize any impairment charges.

Recent Accounting Pronouncements

Service 800 reviews all of the Financial Accounting Standard Board’s updates periodically to ensure the Service 800’s compliance of its accounting policies and disclosure requirements to the Codification Topics.

In January 2016, the FASB issued a new standard related to certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The standard will be effective for us beginning January 1, 2019. We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. We will be required to recognize and measure leases existing at, or entered into after, the beginning of the earliest comparative period presented using a modified retrospective approach, with certain practical expedients available.

The standard will be effective for us beginning January 1, 2020. The standard may have a material impact on our balance sheets in the future if we entered into new leases, but will not have a material impact on our statement of operations. The most significant impact will be the recognition of ROU assets and lease liabilities for operating leases.  We are currently evaluating the impact of this standard on our financial statements, including accounting policies, processes, and systems.

Service 800 will continue to monitor these emerging issues to assess any potential future impact on its financial statements.

Results of Operations

Financial Presentation

The following sets forth a discussion and analysis of Service 800’s financial condition and results of operations for the fiscal years ended December 31, 2018 and 2017, respectively.

	Year ended	Year ended
	December 31,	December 31,
	2018	2017
Ordinary Income/Expense
Income	$ 4,931,417	$ 4,976,856
Cost of Goods Sold
Client Direct	139,320	143,721
Commissions	22,238	25,714
Telephone VOIP Expense	189,509	136,672
US Call Representative Expense	916,026	997,267
Europe Call Representative Expense	260,209	370,880
Total Cost of Goods Sold	1,527,302	1,674,254
Gross Profit	3,404,115	3,302,602
Selling General and Administrative:
Sales and Marketing Expenses	334,766	269,101
Office and Computer Expenses	319,809	337,392
Utilities, Maintenance and Occupancy Costs	269,571	260,722
Depreciation Expense	34,773	34,964
Interest Expense	2,459	696
Total Selling General and Administrative	961,378	902,875

Payroll Expense:
Payroll Expense	2,260,582	2,228,399
Employee Expenses	22,669	33,844
Total Payroll Expense:	2,283,251	2,262,243

Professional Fees:
Professional Fees	69,060	62,307
Total Professional Fees:	69,060	62,307

Total Expenses	3,313,689	3,227,425

Net Income Before Taxes	90,426	75,177

Provision For Income Taxes	2,201	1,752

Net Income	$ 88,225	$ 73,425
Other Comprehensive Income
Foreign Currency Translation Adjustments	$(8,240)	$(2,339)

Total Comprehensive Income	$ 79,985	$ 71,086

Results of Operations

Revenue

Revenue was approximately $4,931,000 and $4,977,000 for the years ended December 31, 2018 and 2017, respectively. The revenue remain relatively flat and consistent with our plan of maintain our position within the industry.

Costs of goods sold

Cost of goods sold was approximately $1,527,000 and $1,674,000 respectively for the years ended December 31, 2018 and 2017. This decrease was mainly attributable to the decrease in our European operation costs.

Operating expenses

For the years ended December 31, 2018 and 2017, operating expenses were approximately $3,314,000 and $3,227,425, respectively.

This decrease of $86,000, or 2.6%, was due to an decrease in selling, general and administrative cost, offset by an increase in payroll expense and professional fees.

Net Income (loss)

For the year ended December 31, 2018, the Company generated a net income of $88,225 and for the year ended December 31, 2017, the Company generated a net income of $73,425.

SERVICE 800, Inc.

Balance Sheets

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Checking/Savings	$ 59,690	$ 6,711
Accounts Receivable, net	1,276,697	1,384,623
Prepaid Expenses	37,079	12,210
Total Current Assets	1,373,466	1,403,544

Property and Equipment, net	68,809	103,582

TOTAL ASSETS	$ 1,442,275	$ 1,507,126

LIABILITIES & STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Line of Credit	$ 271	$ -
Accounts Payable	141,730	108,995
Accrued Payroll Expenses	254,711	225,430
Accrued Liabilities	8,359	62,553
Total Current Liabilities	405,071	396,978
Total Liabilities	405,071	396,978

Stockholder’s Equity
Common Stock, No Par, 100,000 Shares
Authorized, 1,000 Issued and Outstanding	1,000	1,000
Retained Earnings	1,036,204	1,109,148
Total Stockholder’s Equity	1,037,204	1,110,148

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$ 1,442,275	$ 1,507,126

Liquidity and Capital Resources

We had total current assets of $1,373,466 and $1,403,544 for the years ended December 31, 2018 and 2017, respectively.  Current assets would consist primarily of cash, and accounts receivables.

We had total current liabilities of $405,071 and $396,978 for the years ended December 31, 2018 and 2017, respectively.  Current liabilities consisted primarily of the accounts payable, accrued payroll and payroll taxes.

We had a working capital of $968,000 and $1,007,000 for the years ended December 31, 2018 and 2017, respectively.  This decrease of $39,000, resulted primarily from a reduction in our accounts receivable balance.

Cash Flow from Operating Activities

For the fiscal years ended December 31, 2018 and 2017, cash provided by (used in) operating activities was $213,877 , $157,074, respectively.

Cash Flow from Investing Activities

For the fiscal years ended December 31, 2018 and 2017, cash provided by (used in) investing activities was $0 and ($56,486), respectively.

Cash Flow from Financing Activities

For the fiscal years ended December 31, 2018 and 2017, cash provided by (used in) financing activities was ($152,658) , ($119,932), respectively.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure of contractual obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

In the past, our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Item 3. Properties.

We currently lease virtual office space at 3773 Howard Hughes Parkway, Suite: 500 Las Vegas, NV 89169.  We pay an annual fee of $120 for this lease.  During 2018, we intended to move the Company’s headquarters to Florida. On October 2, 2018, we entered into a Letter of Intent with CP Boca Plaza LLC to lease commercial space in an office building located at 5355 Town Center Road, Ste. 405, Boca Raton, Florida 33486. As of the date of this current report Form 8-K filing, management is currently negotiating a sixty-three (63) month term for the office lease in which we anticipate leasing approximately 1,815 rentable square feet of office space for a monthly rental fee of $7,594 for the first year, and increasing approximately 3% each year throughout the term of the lease. Due to the completion of the business combination between Beyond Commerce and Service 800 on March 4, 2019 the Company moved its corporate headquarters to 2190 W. Wayzata Blvd., Minneapolis, MN 55356.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of March 7, 2019, including: (i) any person or group owning more than 5% of any class of voting securities; (ii) each director; (iii) each named executive officer; and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, and includes having voting and/or investment power with respect to the voting securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. Unless otherwise indicated, the address of all listed stockholders is c/o Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite: 500 Las Vegas, NV 89169.

As of March 4, 2019, there were 1,056,269,876 shares of the Company’s common stock issued and outstanding and 250,000,000 shares of Series A Preferred Stock issued and outstanding.

Name of Beneficial Owner		Common Stock Beneficially Owned (1)		Percentage of Common Stock Owned (1)	Preferred Stock Beneficially Owned (1)	Percentage of Preferred Stock Owned (1)	Percentage of Voting Power (2)
Directors and Officers:

George Pursglove		-		-%	-	-%

Jean Mork Bredeson	(2)	2,000,000		*%	-	-	*%

Allen Bredeson	(3)	1,000,000	(	*%	-	-	*%

Derick White	(4)	1,000,000		*%	-	-	*%

Jeff Schwendinger	(5)	1,000,000		*%	-	-	*%

Peter Stazzone		-		-	-	-	-

Robert Honeyman		-		-	-	-	-

Frederic Maxik		-		-	-	-	-

All officers and directors (8 persons)		5,000,000-		-%	-	-%

Beneficial owners of more than 5%

The 2GP Group, LLC	(6)	-		-	206,250,000	82.50%

Fiona Oakley	(7)	1,556,632		* %	43,750,000	17.50%

Caledonian Bank Limited	(8)	243,600,000		22.65%	-	-%

Eurolink Investments, Inc.	(9)	96,000,000		8.92%	-	-%

Legion Trading LLC	(10)	97,800,000		9.09%	-	-%

Universal Partners Corp.	(11)	97,800,000		9.09%	-	-%

 *Less than 1%

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.  The calculations are based upon 1,056,269,876 shares of common stock issued and outstanding and 250,000,000 shares of Series A Preferred Stock issued and outstanding as of January 16, 2018.

(2) Jean Mork Bredeson holds sole voting and dispositive power over these common shares. These shares were issued July 15, 2018. The address for Jean Mork Bredeson is C/o Service 800, Inc., 2190 Wayzata Blvd, Minneapolis, MN 55356.

(3) Allen Bredeson holds sole voting and dispositive power over these common shares. These shares were issued July 15, 2018. The address for Allen Bredeson is C/o Service 800, Inc. 2190 Wayzata Blvd, Minneapolis, MN 55356.

(4) Derick White holds sole voting and dispositive power over these common shares. These shares were issued July 15, 2018. The address for Derick White is C/o Service 800, Inc., 2190 Wayzata Blvd, Minneapolis, MN 55356.

(5) Jeff Schwendinger holds sole voting and dispositive power over these common shares. These shares were issued July 15, 2018. The address for Jeff Schwendinger is C/o Service 800, Inc., 2190 Wayzata Blvd, Minneapolis, MN 55356.

(6) The shares are held by an entity controlled by Geordan Pursglove, the son of our President and Chief Executive Officer. Mr. Geordan Pursglove, managing member. holds sole voting and dispositive power over these shares.  The address for The 2GP Group, LLC is 102 NE 2nd St., Suite 915, Boca Raton, FL 33432

(7) Fiona Oakley holds sole voting and dispositive power over these shares. The address for Fiona Oakley is C/o Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169

(8) The Caledonian Bank Limited is controlled by Louise Cooper, who holds sole voting and dispositive power over these    shares. The address for this holder is 69 Dr. Roy’s Dr., Grand Cayman KY1-1102, Cayman Islands.

(9) The address for Eurolink Investments, Inc. is 25 Water Ln., P.O. Box 2059, Belize City, Belize.

(10) The address for Legion Trading, LLC is Hunkins Waterfront Plaza, P.O. Box 556, Charleston West Indies, Nevis.

(11) The address for Universal Partners Corp. is 66 Euphrates Ave., Belize City, Belize.

Change-in-Control

We do not currently have, nor are we aware of, any arrangements which if consummated may result in a change-of-control in the future.

Item 5. Directors and Executive Officers.

Identification of Directors and Executive Officers

The following table sets forth the names and ages of the Company’s current directors and executive officers:

Name	Age	Position with the Company	Date of Appointment
George D. Pursglove (1)	68	President, Chief Executive Officer, Director Secretary, Treasurer	February 14, 2017
Jean Mork Bredeson (2)	63	President, Director	November 1, 1989
Allen Bredeson (2)	33	Vice President of Marketing and Client Relations	June 1, 2015
Derick White (2)	53	Vice President of Sales	January 19, 2014
Jeff Schwendinger (2)	47	Vice President of Operations	April 3, 1995
Peter M. Stazzone (1)	67	Director, Chair of Audit Committee	July 27, 2018
Robert E. Honeyman (1)	67	Director, Compensation Committee	July 27, 2018
Frederic S. Maxik (1)	58	Director, Nominating Committee	July 30, 2018

(1)Beyond Commerce (2) Service 800 Inc.

There are no agreements with respect to electing directors. Each director of the Company shall serve for a term of one year or until his successor is elected at the Company’s Annual Meeting of Stockholders and is qualified, subject to removal by the Company’s stockholders.  The board of directors appoints officers annually and each executive officer serves at the discretion of the board of directors. The Company does not have any standing committees at this time, and due to its small size does not believe that committees are necessary at this time. As of the date of this filing our sole director fulfills the duties of an audit committee. None of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940.

Director and Officer Biographical Information

George Pursglove – President, Chief Executive Officer, Secretary, Treasurer – Beyond Commerce, Inc. / Director – Service 800. Inc. Mr. Pursglove has served as our Chairman, President, and Chief Executive Officer of Beyond Commerce, Inc since February 14, 2017.  His appointment was ratified on April 27, 2017.  Prior to this, Mr. Pursglove co-founded Advanced Predictive Analytics, Inc., where he has served as Chairman, President and Chief Executive Officer since July 2009. From October 2006 through October 2007, Mr. Pursglove was the co-founder, President and CEO of BOOMj.com, Inc., an early participant in lifestyle social media and e-commerce and predecessor entity of Beyond Commerce, Inc. From 1997 to 2002, he was founder and CEO of USA Service Systems, a company which provides merchandising and assembly solutions to major retailers. Mr. Pursglove was Director of Merchandising, Business Services Division for Office Depot from June 1994 through December 1995 and was Divisional Merchandise Manager II for Office Depot’s $600 million office furniture division from March 1993 through June 1994. Prior to Office Depot, he was a co-founder and executive for office supply retailer HQ Office Supplies from August 1988 through December 1992 (which was acquired by Staples) and warehouse home improvement retailer HomeClub from October 1983 through August 1988 (which was acquired by Zayre). In addition to his extensive executive experience, he has served as investor, independent director and/or consultant. Major experiences include investing in shopping.com and All American SportsClub, Inc., and serving on the board of directors of Choices Entertainment (Nasdaq) and Sims Communication Inc. (Nasdaq). He has been an advocate for children rights through his work as a Guardian ad Litem with the Eleventh Judicial Court for Miami-Dade County, Florida. He holds a degree in Social Science from San Diego State University.

Jean Mork Bredeson – President – Service 800 Inc. Ms. Bredeson founded Service 800 Inc. in 1989, growing the company from its base in Minneapolis, Minnesota to additional offices in London, England, Sofia, Bulgaria, and Shanghai, China. Prior to founding Service 800 Inc. From 1987-1989 Ms. Bredeson was employed by Xerox Computer Systems. From 1985 through 1987 Ms. Bredeson was employed by Griffin and Cargill. 1982 through 1985 Ms. Bredeson was employed by GE Information Services. Ms. Bredeson was employed by Deloitte Touche served as a management consultant with expertise in operational research employed by Deloitte Touche.  Ms. Bredeson graduated from North Dakota State University in 1978 with a Master’s Degree in Industrial Engineering & Management and Industrial Engineering & Operations Improvement. Ms. Bredeson graduated from the University of Minnesota at Moorhead  in 1974 with a Bachelor of Science Degree, Engineering Math and Spanish.

Allen Bredeson- Vice President Marketing & Client Relations- Service 800 Inc. Mr. Bredeson has been employed by Service 800 in positions of increasing responsibility since June 2010. December 2016, Mr. Bredeson was promoted to the position of VP of Marketing and Client Relations. From March 2016 through November 2016 Mr. Bredeson held the position of Manager, of Marketing and Relationship Management. June 2015 through February 2016 Mr. Bredeson served in the capacity of Brand Strategy and Marketing Communication Manager. From April 2010 through September 2013 Mr. Bredeson held the position of Marketing Manager. Mr. Bredeson was employed by the Minnesota Timberwolves from September 2007 May 2010 as seating capacity coordinator. During Mr. Bredeson MBA program August 2013 through May 2015 he held internship positions with The Toro Company and Polaris Industries. Mr. Bredeson has a Master’s of Business Administration (MBA) Entrepreneurial and Small Business Operations from the University of St. Thomas. Mr. Bredeson holds a Bachelor’s Degree, Sport Management-Marketing from the University of Minnesota.

Derick White-Vice President of Sales- Service 800 Inc. Accomplished and versatile sales leader with a focus on B2B sales & business development. Proven track record of generating sustainable revenue and growth in rapidly changing, dynamic environments. From January 2014 to present Mr. White held the dual roles of Vice President of Sales and Director of Business Solutions. From 2012 through December 2013 Mr. White founded NorthHike, LLC a sales and marketing consultancy. From May 2010 to December 2011 Mr. White was Senior Consultant and Sales Management Coach for Business Efficacy, Inc. From April 2007 through June 2009 Mr. White held the position of Director of New Business Development for Satisfaction Management Systems. Mr. White held the position of Product and Brand Management the Manhattan Toy Company from November 2002 through April 2007. Mr. White graduated from the University of St. Thomas-School of Business with a Master’s of Business Administration (MBA) in 1998. In 1990 Mr. White graduated from La Roche College with a Bachelor of Science degree, Graphic Design.

Jeff Schwendinger-Vice President of Operations-Service 800 Inc.  Has worked for the Company for 24 years in positions of increasing authority. From December 2016 to present, Mr. Schwendinger has held the position of VP of Operations. From July 2015 to December 2016 Mr. Schwendinger held the position of Director, Product Management and Innovation. Mr. Schwendinger held the position of Project Director from October 2011 through July 2015. From January 2006 through October 2011 Mr. Schwendinger was Product Manager for the eSmart initiative. Mr. Schwendinger held the position of Senior Account Management, Supervisor from July 1999 through December 2005. From April 1995 through June 1999 Mr. Schwendinger was the Company’s Quality Assurance Manager. Mr. Schwendinger graduated from the University of Minnesota, Mankato with a Bachelor of Science, Marketing, Business Administration in 1995.

Director Independence

Quotations for the Company’s common stock are currently entered on the OTCQB Tier of the OTC Marketplace, which does have director independence requirements. In determining whether any of its directors are independent, the Company has applied the definition for “Independent Directors” set out in Nasdaq Listing Rule 5605(a)(2). Fred Maixik, Peter Stazzone, Robert Honeyman. Mr. Pursglove is a director and officer of the Company and cannot be viewed as an independent director.

Peter M. Stazzone –Director, Chair of Audit Committee – Beyond Commerce, Inc. Mr. Stazzone was appointed to serve as a member of our Board of Directors on July 27, 2018.  Mr. Stazzone is an accomplished business leader and an experienced board member in both the public and nonprofit sectors. He has served on the board of the Italian Association, a non-profit, since 2013, where he acts as Board Treasurer. Mr. Stazzone served on the board of COMPTEL from 2013 to 2016, where he oversaw the audit committee.  He earned his Master of Business Administration from DePaul University with a Master of Business Administration, Finance and received earned his Bachelor of Science, Accounting from the University of Illinois. He also is a member of the American Institute of Certified Public Accountants (AICPA).

We believe Mr. Stazzone is qualified to serve on the board of directors because of his extensive audit experience and as a director in both public companies and non-profit organizations

Robert E. Honeyman – Director, Compensation Committee Member – Beyond Commerce, Inc.  Mr. Honeyman was appointed to serve as a member of our Board of Directors on July 27, 2018.  He currently serves as a technology business consultant for the Michigan Small Business Development Center, a position he has held since 2015. He advises startup and early stage technology companies based in Michigan. Prior to this, he served as Chief Financial Officer and Senior Vice President of Finance for Advanced Predictive Analytics from 2009 to 2015. Mr. Honeyman was Corporate Controller and then Chief Financial Officer for DataCore Software Corporation from 1999 through 2009. As Corporate Controller, he created the legal structure for DataCore’s international presence, opening subsidiaries in Europe, Asia, and North America. He led the due diligence efforts for five rounds of venture capital financing. Mr. Honeyman also negotiated receivables-based loan agreements that helped the company bridge and survive the tech crash of 2000-2003. As CFO, Mr. Honeyman was a member of the executive management with Board level responsibilities.  Mr. Honeyman earned both a bachelor’s degree in economics and an MBA in Finance from the University of Michigan in Ann Arbor, MI.

We believe Mr. Honeyman is qualified to serve on the board of directors because of his extensive experience in advising early stage technology companies.

Frederic S. Maxik – Director, Nominating Committee Member – Beyond Commerce, Inc.  Mr. Maxik was appointed to serve as a member of our Board of Directors on July 30, 2018.  He currently serves as Chief Technology Officer of Lighting Science Group Corp., a position he has held since January 2010 and from June 2004 to October 2007.  Mr. Maxik served as Lighting Science Group Corp.’s Chief Scientific Officer from October 2007 and 2010 and as a director of their board from August 2004 to October 2007.  He has served as a member of their Board since June 2014.  After graduating from Bard College with a Bachelor of Arts degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he served as vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. Mr. Maxik’s research and innovation has resulted in the issuance of 175 U.S. patents in the field of solid state lighting. Mr. Maxik is also a member of the expert advisory committee for Pegasus Capital Advisors, L.P.

We believe Mr. Maxik is qualified to serve on the board of directors because of his extensive experience in innovative product development and lighting technology.

Board Composition

Corporate Governance and Director Independence

Our business and affairs are managed under the direction of our Board of Directors, which consist of four members. The Company’s common stock is currently listed for quotation on the OTCQB Tier of the OTC Markets Group, Inc., which requires that we must have at least two independent directors on our Board of Directors and an audit committee consisting of a majority of independent directors.  In determining whether any of its directors are independent, the Company has applied the definition for “Independent Directors” set out in Nasdaq Listing Rule 5605(a)(2), as the OTCQB does not provide such a definition.

Under Nasdaq rules, independent directors must comprise a majority of a listed company’s Board of Directors within a specified period after completion of this offering. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent, subject to certain phase-ins for newly-public companies. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Messrs. Fred Maxik, Robert E. Honeyman and Peter M. Stazzone do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Family Relationship

Geordan Pursglove, managing member of The 2GP Group LLC, which holds 206,250,000 shares of Series A Preferred Stock, is the son of, our executive officer and director, Mr. George Pursglove.

Alan Bredeson VP Marketing and Client Relation who holds 1,000,000 shares of restricted common stock and is the son of Jean Mork Bredeson the founder and president of Service 800, Inc.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 6. Executive Compensation.

Summary Compensation Table

The table below summaries the compensation paid or accrued to our named executive officer, as that term is defined in Item 402(m)(2) of Regulation S-K, during its last two completed fiscal years.

Name and Principal Position	Year*	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
George D. Pursglove	2018	$$360,000*	$0	$0	$0	$0	$0	$360,000*
	2017	$45,000*	$0	$0	$0	$0	$0	$45,000*
Jean Mork Bredeson	2018	$128,571	$0	2,000,000(1)	$0	$0	$0	$128,571
Alan Bredeson	2018	$110,000(3)	$10,000(2)	1,000,000(1)	$0	$0	$0	$120,000
Derick White	2018	$99,039(3)	$10,000(2)	1,000,000(1)	$0	$0	$0	$109,039
Jeff Schwendinger	2018	$126,000(3)	$10,000(2)	1,000,000(1)	$0	$0	$0	$136,000

*Represents accrued but unpaid salary for George Pursglove during 2018 and 2017.

(1) Restricted common shares issued as part of the Beyond Commerce and Service 800 business combination.

(2) Bonuses were accrued in 2018 for payment in the 1st quarter of 2019.

(3) Salary is base salary for payment in 2018.

There were no other salaries paid in 2018 and 2017.

Summary of Employment Agreements and Material Terms

George Pursglove.  On June 1, 2017, we entered into an employment agreement with Mr. Pursglove pursuant to which he shall serve as the Company’s President, Chief Executive Officer and Director.  The agreement provides for annual base salary of $360,000, payable for a period of three (3) years and provides for other benefits as defined in the agreement. Mr. Pursglove’ s employment agreement further provides for the payment of severance under certain conditions.  If the Company terminates his employment other than for “cause” or if Mr. Pursglove terminates his employment for “reasonable basis,” Mr. Pursglove shall be entitled to receive (i) his then in-effect base salary, bonuses and incentive compensation, benefits and other compensation that he would otherwise be entitled to receive through the remainder of his term under the agreement; (ii) any bonuses and incentive compensation for any preceding year or for the current year that have been earned, but not been paid as of the effective date of termination; and (iii) payment of all other accrued but unpaid payment and benefits as of the effective date of termination.

Jean Mork Bredeson. On February 28, 2019, we entered into an employment agreement with Ms. Bredeson pursuant to which she shall serve as the Company’s President and Director. The agreement provides for annual base salary of $128,571 payable for a period of seven months, and will be entitled to incentive compensation covering new business. The agreement will also cover reimbursement of business expenses, participation in the Company’s medical plan, vacation and holidays.

Other than as set out in this current report on Form-8-K we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year End

As of the Company’s fiscal years ended December 31, 2018 and 2017, the Company had no outstanding equity awards. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Director Compensation

The Company plans to appoint additional directors and may reimburse its directors for expenses incurred in connection with attending board meetings. The Company has not paid any director's fees or other cash compensation for services rendered as a director since our inception to the date of this filing. The Company has no formal plan for compensating its directors for their service in their capacity as directors.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee.  The board of directors conducts reviews with regards to the compensation of the directors and the Chief Executive Officer once a year.  To make its recommendations on such compensation, the board of directors does take into account the types of compensation and the amounts paid to officers of comparable publicly traded companies.

Item 7. Certain Relationships and Related Transactions and Director Independence

Transactions with Related Persons, Promoters and Certain Control Persons

On May 2017, we authorized the issuance of 250,000,000 shares of Series A Preferred Stock to Mr. George Pursglove, reducing the July Judgment by approximately $250,000.  On August 15, 2017, Mr. Pursglove directed the issuance of 206,250,000 shares of Series A Preferred Stock, valued at approximately $206,250, to The 2GP Group, LLC, an entity controlled by Geordan Pursglove, the son of our President, CEO and sole director, Mr. Pursglove.  As discussed elsewhere in this current report Form 8-K, each share of Series A Preferred Stock includes three times (3X) voting preference over common stock. And a 12% interest accrual.

Other than the foregoing, we have not engaged in any transaction within the past fiscal year and does not plan to engage in any transaction with a related person or a person with a direct or indirect material interest in an amount exceeding $120,000.

Corporate Governance

Director Independence

Board Committees

There are currently no committees of the Board of Directors; however, we expect that, immediately upon effectiveness of the registration statement of which this prospectus forms a part, the standing committees of our Board of Directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board of Directors may establish other committees to facilitate the management of our business. The expected composition and functions of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members will serve on committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee consist of Messrs. Stazzone, Maxik, and Honeyman, with Mr. Stazzone serving as the chairman. Our Board of Directors has determined that Mr. Stazzone is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related party transactions;
●

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consist of Messrs. Maxik, Honeyman and Stazzone, with Mr. Maxik serving as the chairman. The functions of the compensation committee will include:

●	reviewing and approving, or recommending that our Board of Directors approve the compensation of our executive officers;
●	reviewing and recommending that our Board of Directors approve the compensation of our directors;
●	reviewing and approving, or recommending that our Board of Directors approve the terms of compensatory arrangements with our executive officers;
●	administering our stock and equity incentive plans;
●	selecting independent compensation consultant and assessing conflict of interest compensation advisers;
●	reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consist of Messrs. Honeyman, Maxik and Stazzone, with Mr. Honeyman serving as the chairman. The functions of the nominating and governance committee will include:

● identifying and recommending candidates for membership on our Board of Directors;
● including nominees recommended by stockholders;
● reviewing and recommending the composition of our committees;
● overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and
● making recommendations to our Board of Directors concerning governance matters.

The nominating and corporate governance committee annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of our company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Code of Ethics

Our board of directors intends to adopt a code of ethics that our officers, directors and any person who may perform similar functions will be subject to.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We currently have independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market. They are Messrs. Robert Honeyman, Peter Stazzone and Fred Maxik

Item 8. Legal Proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is subject to quotation on the OTCQB of the OTC Markets under the symbol “BYOC”. There is currently no active trading market in the common stock on the OTC market. In the event that an active trading market commences, there can be no assurance as to the market price of the shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations during the prior two fiscal years, without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal 2019		Fiscal 2018		Fiscal 2017
	High	Low	High	Low	High	Low
First Quarter ended March 31	$ 0.0975	$ 0.0550	$0.1600	$0.1325	$0.0009	$0.0005
Second Quarter ended June 30			$0.1245	$0.0255	$0.001	$0.001
Third Quarter ended September 30			$0.1074	$0.0550	$0.0065	$0.005
Fourth Quarter ended December 31			$0.0820	$0.0240	$0.029	$0.024

Rule 144 Shares

In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of a company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

·	one percent of the number of shares of our company’s common stock then outstanding, which, in our case, will equal approximately 10,000,000 shares as of the date of this Current Report on Form-8-K; or

Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless our company: has ceased to be a shell company; is subject to the Exchange Act reporting obligations; has filed all required Exchange Act reports during the preceding twelve months; and at least one year has elapsed from the time the company filed with the SEC, current Form-10 type information reflecting its status as an entity that is not a shell company.

Holders

As of March 11, 2019, our shares of common stock were held by approximately 230 shareholders of record. The Transfer Agent of our common stock is Colonial Stock Transfer, located at 66 Exchange Place, Ste 100, Salt lake City, UT 84111 and their telephone number is (801) 355-6505.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

2008 Equity Incentive Stock Option Plan

During the twelve-month period ended December 31, 2018, the Company did not issue any stock options. This plan expired on September 11, 2018.

Item 10.  Recent Sale or Issuance of Unregistered and Restricted Securities.

On April 27, 2017, the Company issued 1,556,632 shares of common stock, par value $0.001 per share, to Mr. Pursglove, reducing the July Judgment by $12,453.

Effective July 27, 2017, the Company filed a certificate of designation with the Secretary of State of the State of Nevada, pursuant to which it designated the Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock.  In addition, each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.  On the same date, the Company issued 250,000,000 shares of its Series A Preferred Stock to Mr. Pursglove, further reducing the award under the July Judgment owed to Mr. Pursglove by $250,000.

On March 12, 2018, the Company issued 3,500,000 shares of restricted common stock to Maxim Groups LLC, as compensation for services to be rendered pursuant to the financial advisory agreement.

On April 16, 2018 the Company issued 700,000 shares of restricted common stock for legal services to be rendered.

On June 21, 2018, the Company issued 750,000 shares of restricted common stock to Maxim Group LLC as compensation for services to be rendered pursuant to a buyside merger and acquisition advisory agreement.

On August 6, 2018, The Company issued 5,000,000 shares of restricted common stock to several employees of Service 800 as compensation for services to be rendered.

On August 7, 2018 the Company issued 4,000,000 shares of restricted common stock to LJ Soldinger Associates LLC as compensation for an outstanding account payable.

On October 23, 2018, The Company issued 3,500,000 shares of restricted common stock to Maxim Group LLC as compensation for services to be rendered pursuant to the financial advisory agreement.

On February 9, 2019, The Company issued 34,838,350 shares of restricted common stock to Discover Group LLP to convert their debt into shares of the Company common stock.

On March 6, 2019, the Company issued 3,981,526 shares of restricted common stock to Discover Group LLP to convert their debt into shares of the Company common stock.

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Item 11.  Description of Registrant’s Securities to be Registered.

Capital Stock

Common Stock

As of December 31, 2018, our authorized capital stock consisted of 1,100,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2018, there were 1,017,450,000 issued and outstanding shares of common stock.

On March 5, 2018, the Company’s board of directors increased the authorized shares by 10,000,000 bringing the total authorized to 1,010,000,000. Subsequently on March 26, 2018, the Company’s board of directors increased the authorized shares by another 40,000,000, and on August 9, 2018 increased another 50,000,000 bringing the total authorized to 1,900,000,000. During the year ended December 31, 2018 the Company issued 4,000,000 shares valued at $377,600 for the satisfaction of an accounts payable amount due to the Company’s former auditors, issued 8,450,000 shares for services provided for both legal and advisory valued at $799,180, issued 5,000,000 shares as a deposit in relation to the potential acquisition valued at $472,000.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 250,000,000 shares of our “blank check” preferred stock, par value of $0.001. Effective July 27, 2017, we designated 250,000,000 of our “blank check” preferred shares as Series A Preferred Stock, all of which are issued and outstanding as of the date of this registration statement. Each share of Series A Preferred Stock entitles its holder to (i) cumulative, non-participating dividends in preference and priority to any declaration or payment of a dividend on any of the Company’s common stock, at a rate of 12% per annum, and (ii) three times (3x) voting preference over common stock.

Warrants

The Company entered into an agreement in conjunction with the March 28th convertible notes payable to issue seven (7) warrants valued at $15,000 per warrant which has an exercise price of $0.15 or 65% of the three lowest trading days within a 20-day market price timeframe, whichever is lower to purchase the Company’s $0.001 par value common stock.   The warrant also has certain cashless exercise features. The issuance of these warrants is predicated on the completion of the funding requirements within the terms of the security agreement, however, these funding requirements were never met therefore the warrants will not be issued.

Pursuant to the terms of the Discover Growth Fund SPA, we plan on issuing to Discover warrant to purchase up to 16,666,667 shares of our common stock upon the subsequent funding of the remaining $2,000,000, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).

As of December 31, 2018, no warrants have been vested.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Item 12.  Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the directors or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of

Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 13.  Financial Statements and Supplementary Data.

Audited Financial Statements as of and for the Year Ended December 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Service 800, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Service 800, Inc. (the Company) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 13, 2019

We have served as the Company’s auditor since 2018.

SERVICE 800, Inc.

Balance Sheets

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Checking/Savings	$ 59,690	$ 6,711
Accounts Receivable, net	1,276,697	1,384,623
Prepaid Expenses	37,079	12,210
Total Current Assets	1,373,466	1,403,544

Property and Equipment, net	68,809	103,582

TOTAL ASSETS	$ 1,442,275	$ 1,507,126

LIABILITIES & STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Line of Credit	$ 271	$ -
Accounts Payable	141,730	108,995
Accrued Payroll Expenses	254,711	225,430
Accrued Liabilities	8,359	62,553
Total Current Liabilities	405,071	396,978
Total Liabilities	405,071	396,978

Stockholder’s Equity
Common Stock, No Par, 100,000 Shares
Authorized, 1,000 Issued and Outstanding	1,000	1,000
Retained Earnings	1,036,204	1,109,148
Total Stockholder’s Equity	1,037,204	1,110,148

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$ 1,442,275	$ 1,507,126

The accompanying notes are an integral part of these financial statements

SERVICE 800, Inc.

Statements of Operations

	Year ended	Year ended
	December 31,	December 31,
	2018	2017
Ordinary Income/Expense
Income	$ 4,931,417	$ 4,976,856
Cost of Goods Sold
Client Direct	139,320	143,721
Commissions	22,238	25,714
Telephone VOIP Expense	189,509	136,672
US Call Representative Expense	916,026	997,267
Europe Call Representative Expense	260,209	370,880
Total Cost of Goods Sold	1,527,302	1,674,254
Gross Profit	3,404,115	3,302,602
Selling General and Administrative:
Sales and Marketing Expenses	334,766	269,101
Office and Computer Expenses	319,809	337,392
Utilities, Maintenance and Occupancy Costs	269,571	260,722
Depreciation Expense	34,773	34,964
Interest Expense	2,459	696
Total Selling General and Administrative	961,378	902,875

Payroll Expense:
Payroll Expense	2,260,582	2,228,399
Employee Expenses	22,669	33,844
Total Payroll Expense:	2,283,251	2,262,243

Professional Fees:
Professional Fees	69,060	62,307
Total Professional Fees:	69,060	62,307

Total Expenses	3,313,689	3,227,425

Net Income Before Taxes	90,426	75,177

Provision For Income Taxes	2,201	1,752

Net Income	$ 88,225	$ 73,425
Other Comprehensive Income
Foreign Currency Translation Adjustments	(8,240)	(2,339)

Total Comprehensive Income	$ 79,985	$ 71,086

The accompanying notes are an integral part of these financial statements

SERVICE 800, Inc.

Statements of Changes in Stockholder’s Equity

		Retained Earnings
		Before			Total
	Common	Comprehensive	Comprehensive	Total	Stockholder's
	Stock	Income (Loss)	Income (Loss)	Retained Earnings	Equity
Balance, December 31, 2016	$ 1,000	$ 1,146,838	$ (8,844)	$ 1,137,994	$ 1,138,994

Net Income		73,425		73,425	73,425
Other Comprehensive Income (Loss)			(2,339)	(2,339)	(2,339)

Stockholder Contributions		224,292		224,292	224,292
Stockholder (Distributions)		(324,224)		(324,224)	(324,224)
Net Stockholder (Distributions)		(99,932)		(99,932)	(99,932)

Balance, December 31, 2017	$ 1,000	$ 1,120,331	$ (11,183)	$ 1,109,148	$ 1,110,148

Net Income		88,225		88,225	88,225
Other Comprehensive Income (Loss)			(8,240)	(8,240)	(8,240)

Stockholder Contributions		344,000		344,000	344,000
Stockholder (Distributions)		(496,929)		(496,929)	(496,929)
Net Stockholder (Distributions)		(152,929)		(152,929)	(152,929)

Balance,December31,2018	$ 1,000	$ 1,055,627	$ (19,423)	$ 1,036,204	$ 1,037,204

The accompanying notes are an integral part of these financial statements

SERVICE 800, Inc.

Statement of Cash Flows

	Year ended	Year ended
	December 31,	December 31,
	2018	2017
Cash flows from operating activities:
Net Income	$ 88,225	$ 73,425
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation	34,773	34,964

(Increase) Decrease in:
Accounts Receivable	107,926	(42,123)
Prepaid Expenses	(24,869)	(10,998)
Increase (Decrease) in:
Accounts Payable	32,735	(1,106)
Accrued Payroll	29,281	59,099
Accrued Liabilities	(54,194)	43,813
Net cash provided by operating activities	213,877	157,074

Cash flows from investing activities:
Purchase of Property and Equipment	-	(56,486)
Net cash used in investing activities	-	(56,486)

Cash flows from financing activities:
Line of Credit Net Borrowing (Repayment)	271	(20,000)
Contributions to Equity	344,000	224,292
Distributions from Equity	(496,929)	(324,224)
Net cash used in financing activities	(152,658)	(119,932)

Net increase (decrease) in cash	61,219	(19,344)

Effect of Foreign Currency Translation in Cash	(8,240)	(2,339)

Cash at beginning of period	6,711	28,394
Cash at end of period	$ 59,690	$ 6,711

The accompanying notes are an integral part of these financial statements

1.Description of Business

Service 800, Inc. (the Company) was incorporated on July 27, 1993, under the laws of the state of Minnesota. The Company operates as a premium provider of Customer Feedback Management Platforms to their Fortune 500 and 1000 clients on a global basis. Service 800 provides survey authoring, response rates, feedback types and data analysis on their proprietary, cloud based, automated and centralized platform. Service 800 has 40 full time employees that provide services to 130 companies and 300 service organizations. Service 800’s current operations and strategic business plan is to further develop its marketing and Customer Experience platform to use within the framework of its current Fortune 500 and 1000 clients.

2.Summary of Significant Accounting Policies

Basis of Accounting

The Company maintains its books and records in accordance with Generally Accepted Accounting Principles (GAAP) accepted in the United States of America.

Foreign Exchange

The Company has customers throughout the world and accepts payments in both U.S. Dollars (USD) and the Euro (EUR). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments have not been significant to the financial statements and are included in operations.

The following rates were used to translate the accounts of the Company into USD at the following balance sheet dates:

	December	December
	31, 2018	31, 2017

EUR to USD	1.14	1.18

2. Summary of Significant Accounting Policies (Continued)

Foreign Exchange (Continued)

The following rates were used to translate the accounts of the Company into USD for the following operating periods:

	Year Ended
	December	December
	31, 2018	31, 2017
EUR to USD	1.18	1.13

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC Subtopic 605-10, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

The majority of the Company’s revenue is generated by the completion of a survey. Revenue is recognized and customers are billed at the point in time a survey occurs or when a related service is complete. The Company may require a deposit from new customers for set up costs  or as down payments. These amounts are not significant to the financial statements.

The Company provides service to both domestic and international customers, the following is a breakdown of the related revenue:

Year Ended
	December	December
	31, 2018	31, 2017
Domestic revenue	$ 3,821,307	$ 3,517,549
International revenue	1,110,110	1,459,307
Total Revenue	$ 4,931,417	$ 4,976,856

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents.

2. Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at period end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at period end will be immaterial. Therefore, no valuation allowance is maintained for these accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a direct charge to accounts receivable and bad debt expense. All accounts receivable are expected to be collected within one year of the balance sheet dates.

Property and Equipment

Property and equipment are carried at cost, and are being depreciated using the straight-line over the estimated useful lives as follows:

Equipment, Furniture and Fixtures	5-7 years
Software	16-60 months
Vehicles	7 years

When retired or otherwise disposed, the carrying value and accumulated depreciation of the property and equipment is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

Cost of property and equipment was as follows:

	December 31, 2018	December 31, 2017

Equipment	$ 788,919	$ 788,919
Furniture and Fixtures	102,297	102,297
Software	149,602	149,602
Vehicles	27,171	27,171

Total	$ 1,067,989	$ 1,067,989

2. Summary of Significant Accounting Policies (Continued)

Property and Equipment (Continued)

Property and equipment are presented net of accumulated depreciation of the following:

	December	December
	31, 2018	31, 2017
Accumulated Depreciation	$ 999,180	$ 964,407

Total depreciation expense by asset class were as follows:

	December	December
	31, 2018	31, 2017
Depreciation expense
Equipment	$ 18,733	$ 25,144
Furniture and Fixtures	876	876
Software	15,164	8,944
Total	$ 34,773	$ 34,964

Income Taxes

The Company, with the consent of its stockholders, has elected, under the Internal Revenue Code, to be an “S corporation”. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore no provision or liability for federal income taxes has been included in the financial statements. The statements include state minimum fees and franchise fees of the following:

Year Ended
	December	December
	31, 2018	31, 2017
Provision for income tax	$ 2,201	$ 1,752

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures.

2. Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Additionally, any income taxes as a result of the IRS disallowing certain deductions would be imposed on the stockholders rather than the Company.

The Company’s federal income tax returns are subject to examination by the IRS, generally for three years after they were filed.

Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising expenses were as follows:

Year Ended
	December	December
	31, 2018	31, 2017
Advertising expense	$ 24,691	$ 77,882

Fair Value of Financial Instruments

The carrying amount for substantially all assets and liabilities approximates fair value due to the immediate or short-term maturity of these financial instruments. The fair values of the obligation under the revolving line of credit agreement approximate their carrying values because the terms are equivalent to borrowing rates currently available to the Company for notes receivable and debt with similar terms and maturities.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company keeps its cash with high quality financial institutions. At times, balances maintained at the financial institutions may exceed the federally insured limit. As of December 31, 2017 and 2018 the Company did not have balances in excess of the federally insured limit.

The Company extends credit to its customers throughout the world. Management routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

2. Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk (Continued)

The Company had extended credit to two customers representing the following percentages of accounts receivable

	December	December
	31, 2018	31, 2017
Customer A	16.8%	16.8%
Customer B	13.7%	11.4%
Percentage of accounts receivable	30.5%	28.2%

There were no significant concentrations of sales during the years ended December 31, 2017 and 2018.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 13, 2019, the date the financial statements were available to be issued.

Accounting Pronouncements Issued But Not Yet Effective

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes most of the current revenue recognition requirements. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. The guidance is currently effective for the Company for the year ending December 31, 2019. The guidance permits the use of either a retrospective or cumulative effect transition method. The impact of the adoption of this pronouncement has not yet been determined.

2.Summary of Significant Accounting Policies (Continued)

Accounting Pronouncements Issued But Not Yet Effective (Continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires entities that lease assets (lessees) to recognize the assets and related liabilities for the rights and obligations created by the leases on the statements of financial position for leases with terms exceeding twelve months. ASU No. 2016-02 defines a lease as a contract or part of a contract that conveys the right to control the use of identified assets for a period of time in exchange for consideration. The lessee in a lease will be required to initially measure the right-of-use asset and the lease liability at the present value of the remaining lease payments, as well as capitalize initial direct costs as part of the right-of-use asset. ASU No. 2016-02 is effective for the Company for the year ending December 31, 2020. Early adoption is permitted. The impact of the adoption of this pronouncement has not yet been determined.

3.Line of Credit Agreement

The Company has a revolving line of credit agreement with its bank, which allows for borrowings up to $500,000. The line, which matures on June 1, 2019, bears interest at the bank’s prime rate less 1.00% (5.50% and 5.25% as of December 31, 2018 and 2017, respectively). The note is secured by substantially all of the Company's assets and the personal guaranty of the Company’s stockholder. The Company had outstanding draws against the line of the following:

	December	December
	31, 2018	31, 2017
Outstanding Draws	$ 271	$ -

As of December 31, 2018 and 2017, the Company was in compliance with all covenants required by the line of credit.

4.Retirement Plans

The Company maintains a 401(k) plan and profit-sharing plan covering all eligible employees who meet certain age and length of service requirements. The Company authorized matching contributions of 50% of the first 6% contributed by the participants in the 401(k) plan. Matching contributions totaled the following:

Year Ended
	December	December
	31, 2018	31, 2017
Retirement Plan Match	$ 49,227	$ 49,834

Contributions are made to the profit-sharing plan at the discretion of the Board of Directors. The Company has not authorized any profit sharing contributions for any period.

5.Related Party Transactions

Operating Lease

The Company rents its facilities under an operating lease agreement with Green Valley Associates, Inc., which is owned by the sole shareholder of the Company. The lease, which expires December 31, 2018, requires base monthly rents of $17,200, plus operating expenses. The lease automatically renews for an additional one year term unless terminated by either party.  The lease was renewed for an additional year on December 31, 2018.

Base rent expense under the operating lease agreement were as follows:

Year Ended
	December	December
	31, 2018	31, 2017
Rent Expense	$ 206,400	$ 206,400

Future minimum rents as of December 31, 2018 were $206,400.

6.Commitments

On December 14, 2017, the Company entered into an agreement with Beyond Commerce, Inc., to purchase all of the issued and outstanding shares of common stock of the Company. This sale was finalized on March 4, 2019.  Terms of the sale are as follows:

Upon the closing of the business combination, Jean Mork Bredeson, Founder and President of Service 800, Inc., received $2,100,000 in cash, and $2,100,000 in a three year 5.5% promissory note. On July 18, 2018 Jean Mork Bredeson received 2,000,000 shares of Beyond Commerce’s restricted common stock. On July 18, 2018 Allen Bredeson, Vice President of Marketing and Client Relations, received 1,000,000 shares of Beyond Commerce’s restricted common stock. On July 18, 2018 Derick White, Vice President of Sales received 1,000,000 shares of Beyond Commerce’s restricted common stock, and Jeff Schwendinger, Vice President of Operations on July 18, 2018 received 1,000,000 shares of Beyond Commerce’s restricted common stock.

Item 14. Changes in and Disagreements with Accountant on Accounting and Financial Disclosure.

None.

Item 15.  Financial Statements and Exhibits.

(a)Financial Statements and Schedules of Business Acquired

The consolidated financial statements of Service 800, Inc. required to be filed as part of this form 8-K are included in Item 13 hereof.

       (b)Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements of the Company, giving effect to the Company’s acquisition of Service 800 are attached as Exhibit 99.1 and incorporated herein by reference.

(i)Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2018;

(ii)Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2018;

(iii)Footnotes

(b)Exhibits

Item 16. Regulation FD Disclosure.

On March 4,2019, the Company issued a press release announcing the completion of the Transaction. A copy of this press release is furnished and attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Certificate of Amendment to Articles – Name Change
Certificate of Amendment to Articles – Name Change
Certificate of Amendment to Articles – Increase in Authorized
Certificate of Designation – Series A Cumulative Convertible Preferred Stock
Bylaws
99.1	Pro forma consolidated financial statements of the Company acquired
99.2	Press Release

*Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BEYOND COMMERCE, INC.

Date: March 13, 2019	By:	/s/ George D. Pursglove
George D. Pursglove, President/CEO and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George D. Pursglove	President and Chief Executive Officer/Director	March 13, 2019
George D. Pursglove